Exhibit 10.1

Execution Version

NOTE PURCHASE AGREEMENT

dated as of September 9, 2022

by and among

TUESDAY MORNING CORPORATION, as Parent

TUESDAY MORNING, INC., as Issuer

THE PURCHASERS PARTY HERETO

and

TASCR VENTURES CA, LLC, as Collateral Agent

TABLE OF CONTENTS

i

Schedule I: Purchaser Allocations

Exhibit A: Form of FILO C Note

Exhibit B: Form of Registration Rights Agreement

ii

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of September 9, 2022 (the “Execution Date”), is by and among Tuesday Morning Corporation, a Delaware corporation (“Parent”), Tuesday Morning, Inc., a Texas corporation and indirect wholly owned subsidiary of Parent (“Issuer”), the purchasers set forth on Schedule I hereto (each, a “Purchaser” and, collectively, the “Purchasers”) and TASCR Ventures CA, LLC as Collateral Agent.

RECITALS

WHEREAS, Parent and Issuer desire to sell, and the Purchasers desire to purchase from Issuer (i) a new series of junior secured exchangeable notes of Issuer, in the aggregate principal amount of $7,500,000, substantially in the form attached hereto as Exhibit A (the “FILO C Notes”), (ii) a new series of junior secured exchangeable notes of Issuer, in the aggregate principal amount of $24,500,000, in a form substantially similar to the FILO C Notes and reasonably acceptable to the Lead Investor and Parent (the “JSC Notes”), and a new series of junior secured exchangeable notes of Issuer, in the aggregate principal amount of $3,000,000, in a form substantially similar to the FILO C Notes and reasonably acceptable to the Lead Investor and Parent (the “Management JSC Notes”, and together with the FILO C Notes and the JSC Notes, collectively, the “Notes”); and

WHEREAS, upon the terms and subject to the conditions contained in the Notes, the Notes will be exchangeable into shares of Common Stock.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

Article I
PURCHASE; CLOSING

Section 1.1            Purchase. On the terms and subject to the conditions herein, at the Closing, Issuer agrees to issue and sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from Issuer, (i) the FILO C Note(s) set forth opposite such Purchaser’s name in column (3) on Schedule I, (ii) the JSC Note(s) set forth opposite such Purchaser’s name in column (4) on Schedule I and (iii) the Management JSC Note(s) set forth opposite such Purchaser’s name in column (5) on Schedule I, as may be amended pursuant to Section 1.3(c)(v). The purchase and sale of the Notes pursuant to this Section 1.1 is referred to as the “Purchase.”

Section 1.2            Closing.

(a)               Subject to the terms and conditions hereof, the closing of the Purchase (the “Closing”) shall be undertaken remotely by electronic transfer of Closing documentation, at 10:00 a.m., New York City time on the first business day on which the conditions to the Closing set forth in Section 1.3 are satisfied or waived in writing other than conditions that, by their nature, will be satisfied at the Closing, or at such other later time and place as Parent and the Lead Investor shall agree. The date on which the Closing actually occurs is referred to as the “Closing Date”. At the Closing, each Purchaser shall deliver to Issuer an amount in cash equal to 100% of the principal amounts of the Notes (such amount for each Purchaser, the “Purchase Price”) by wire transfer of U.S. dollars in immediately available funds to the account specified by Parent or Issuer to the Purchasers no later than two (2) business days prior to the Closing Date. At the Closing, Issuer shall deliver to such Purchaser the Notes set forth opposite such Purchaser’s name on Schedule I, free and clear of any Liens or other restrictions whatsoever (other than those arising under state or federal securities laws).

(b)               At the Closing:

(i)                 Parent or Issuer will deliver to the Purchasers (A) the Notes being purchased by the Purchasers on the Closing Date, duly executed by Issuer, (B) the Registration Rights Agreement substantially in the form of Exhibit B hereto (the “Registration Rights Agreement”), duly executed by Parent, (C) each of the Note Documents to which any Note Party is a party, duly executed by each Note Party, as applicable, (D) the Voting Agreement in a form to be mutually agreed by Parent and the Lead Investor (the “Voting Agreement”), duly executed by Parent and Osmium Partners (Larkspur SPV), LP, (E) a termination agreement terminating that certain agreement, dated as of December 31, 2020, by and between Parent, Osmium Partners, LLC and the entities and natural persons set forth in the signature pages thereto in a form to be mutually agreed by Parent and the Lead Investor, (F) the Pier 1 License Agreement in a form to be mutually agreed by Parent and the Lead Investor (the “Pier 1 License Agreement”), duly executed by Issuer, (G) executed customary opinions of Haynes and Boone, LLP, and Troutman Pepper Hamilton Sanders, LLP, counsel to the Note Parties, dated as of the Closing Date, addressed to the Purchasers and in form and substance reasonably satisfactory to the Lead Investor, (H) letters of resignation, in a form reasonably acceptable to the Lead Investor, duly executed by each director resigning at the Closing pursuant to Section 5.6, and (I) all other documents, instruments and writings required to be delivered by Parent or Issuer to the Purchasers pursuant to this Agreement or otherwise required in connection herewith; and

(ii)              each Purchaser will, on a several and not joint basis, deliver or cause to be delivered (A) the applicable Purchase Price owed by such Purchaser as set forth in Section 1.2(a), (B) a counterpart to the Registration Rights Agreement, duly executed by such Purchaser, (C) a counterpart to each Note Document to which such Purchaser is a party, duly executed by such Purchaser, (D) for the Lead Investor, a counterpart to the Pier 1 License Agreement, duly executed by Pier 1, and (E) all other documents, instruments and writings required to be delivered by such Purchaser to Parent or Issuer pursuant to this Agreement or otherwise required in connection herewith.

Section 1.3            Closing Conditions.

(a)               The obligation of each Purchaser, on the one hand, and Parent and Issuer, on the other hand, to effect the Closing is subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Lead Investor and Parent (acting at the direction of the board of directors of Parent (the “Board”)) at or prior to the Closing of each of the following conditions:

(i)                 there shall not be in effect any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Entity, nor any Law restraining, precluding, enjoining, making illegal or otherwise prohibiting, the consummation of the transactions contemplated by this Agreement;

(ii)              there shall be no Insolvency Proceeding pending and there shall not be pending any suit, action, litigation or proceeding in any court or before any arbitrator by any Governmental Entity seeking to restrain, preclude, enjoin, make illegal or otherwise prohibit the transactions contemplated by this Agreement;

(iii)            the Nasdaq Financial Viability Exemption Stockholder Notice Period shall have expired;

(iv)             the Purchasers shall have received copies of (A) the ABL Intercreditor Agreement, (B) the Term Loan – FILO Intercreditor Agreement and (C) the Term Loan – JSC Notes Intercreditor Agreement, which, in each case, shall be in a form reasonably satisfactory to the Lead Investor and the Parent in all respects; and

(v)              (A) the Term Loan Agreement shall be amended (the “Term Loan Amendment”), in a form reasonably satisfactory to the Lead Investor and Parent, to, among other things, permit the transactions contemplated hereby and (B) the ABL Credit Agreement shall be amended (the “ABL Amendment”), in a form reasonably satisfactory to the Lead Investor and Parent, to, among other things, permit the transactions contemplated hereby, including without limitation in the case of both the Term Loan Amendment and the ABL Amendment, permitting the issuance of the Notes and related Note Documents, the exchanges of the Notes for common stock and the changes in the Board provided for herein.

(b)               The obligation of the Purchasers to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Lead Investor at or prior to the Closing of each of the following conditions:

(i)               (A) the representations and warranties of Parent set forth in Sections 2.1(b)(i), 2.1(c), 2.1(d) and 2.1(o) shall be true and correct in all respects as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to a specified date, in which case as of such specified date); (B) the representations and warranties of Parent set forth in Section 2.1(a) shall be true and correct in all respects, except for de minimis inaccuracies, as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to a specified date, in which case as of such specified date); and (C) all other representations and warranties of Parent set forth in Section 2.1 hereof shall be true and correct in all respects (but without regard to any materiality qualifications or references to Parent Material Adverse Effect contained in any representation or warranty) as of the Execution Date and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to a specified date, in which case as of such specified date) except for any failures of any such representations and warranties to be true and correct would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect;

(ii)             each Note Party shall have performed and complied in all material respects with its covenants, obligations and agreements required to be performed or complied with by it pursuant to this Agreement at or prior to the Closing;

(iii)            since the Execution Date, no event has occurred or condition or circumstance exists which, individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect;

(iv)            the Purchasers shall have received a certificate signed by a Responsible Officer of Parent certifying (A) to the effect that the conditions set forth in Sections 1.3(a)(i), 1.3(a)(ii), 1.3(b)(i), 1.3(b)(ii) and 1.3(b)(iii) have been satisfied and (B) that attached thereto are true, correct and complete copies of (1) the ABL Amendment and (2) the Term Loan Amendment;

(v)             The Parent shall have filed with Nasdaq a Listing of Additional Shares Notification Form with respect to the 90,000,000 shares of Common Stock to be issued upon exchange of the immediately convertible portion of the Notes to be purchased by the Lead Investor and Parent shall have delivered to the Lead Investor a copy of Nasdaq’s confirmation of receipt of such Listing of Additional Shares Notification Form;

(vi)            from the Execution Date to the Closing, no notice of delisting from Nasdaq shall have been received by Parent with respect to the Common Stock;

(vii)           from the Execution Date to the Closing, the Common Stock shall not have been suspended by the SEC or Nasdaq from trading on Nasdaq;

(viii)          the Purchasers shall have received in the case of each Note Party each of the items referred to in clauses (A), (B) and (C) below:

(A)	a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Note Party, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Note Party as of a recent date from such Secretary of State (or other similar official);

(B)	a certificate of the secretary or assistant secretary or similar officer of each Note Party dated the Closing Date and certifying:

(1)	that attached thereto is a true and complete copy of the by-laws (or limited partnership agreement, limited liability company agreement or other equivalent governing documents) of such Note Party as in effect on the Closing Date;

(2)	that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Note Party (or its managing general partner or managing member), authorizing the execution, delivery and performance of the Note Documents to which such Person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date;

(3)	that the certificate or articles of incorporation, certificate of limited partnership or certificate of formation of such Note Party have not been amended since the date of the last amendment thereto disclosed pursuant to clause (A) above;

(4)	as to the incumbency and specimen signature of each officer executing any Note Document or any other document delivered in connection herewith on behalf of such Note Party; and

(5)	as to the absence of any pending proceeding for the insolvency, dissolution or liquidation of such Note Party.

(C)	a certificate of another Responsible Officer as to the incumbency and specimen signature of the secretary or assistant secretary or similar officer executing the certificate pursuant to clause (B) above.

(ix)             each Uniform Commercial Code financing statement required by the Security Documents or under Law or reasonably requested by the Collateral Agent or to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein that may be perfected through the filing of a Uniform Commercial Code financing statement prior and superior in right to any other Person (other than with respect to Liens securing the ABL Loan Obligations and the Term Loan Obligations as set forth in the applicable ICA and other Liens expressly permitted to be prior to the Liens of the Collateral Agent in the applicable Collateral), shall have been filed, registered or recorded or immediately upon the effectiveness of this Agreement will be filed, registered or recorded by the Collateral Agent;

(x)               the Purchasers shall have received executed copies of (A) the ABL Credit Agreement and (B) the Term Loan Agreement;

(xi)             the Issuer shall deliver updated versions of all Schedules to the Term Loan Agreement incorporated herein by reference and the information to be disclosed therein shall be true and correct in all material respects as of the Closing Date;

(xii)            the Note Parties shall have delivered to the Purchasers such other documents relating to the transactions contemplated by this Agreement as the Collateral Agent, Lead Investor or its counsel may reasonably request;

(xiii)           Parent shall have delivered, or caused to be delivered, to the Purchasers all of the items described in Section 1.2(b)(i); and

(xiv)           substantially concurrently with the Closing, Parent shall make (or caused to be made) the ABL Facility Debt Prepayments.

Other than in the case of the delivery of the Notes at Closing, the requirement of Parent, the Issuer or any other Note Party to deliver any agreement, document or other item shall be deemed satisfied if the same shall have been delivered to the Lead Investor who shall endeavor to distribute copies of the same to any Purchaser requesting the same.

(c)               The obligation of Parent and Issuer to effect the Closing with respect to each Purchaser is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Parent (acting at the direction of the Board) at or prior to the Closing of each of the following conditions:

(i)               (A) the representations and warranties of such Purchaser set forth in Section 2.2 hereof shall be true and correct in all material respects (other than any such representations and warranties that are qualified by materiality, which, in each case, shall be true and correct in all respects) as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to a specified date, in which case as of such specified date);

(ii)              such Purchaser shall have performed and complied in all material respects with its covenants, obligations and agreements required to be performed or complied with by it pursuant to this Agreement at or prior to the Closing;

(iii)            Parent shall have received a certificate signed on behalf of such Purchaser by an executive officer (or equivalent) thereof certifying to the effect that the conditions set forth in Section 1.3(c)(i) and (ii) have been satisfied by such Purchaser;

(iv)            such Purchaser shall have delivered, or caused to be delivered, to Parent all of the applicable items described in Section 1.2(b)(ii); and

(v)             Parent shall have received aggregate payments of $35,000,000 from the Purchasers with respect to the purchase of the Notes; provided, that if any Purchaser that is not the Lead Investor does not deliver its Purchase Price at Closing, Lead Investor may, at its sole discretion, purchase such Purchaser’s Notes from Issuer at such Purchase Price.

Section 1.4            Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Subject to as otherwise set forth herein, including Section 6.3, each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser or by Parent with respect to any other Purchaser. It is expressly understood and agreed that each provision contained in this Agreement is between Parent and a Purchaser, solely, and not between Parent and the Purchasers collectively and not between and among the Purchasers. It is further understood that no fiduciary duty or expectation therewith shall arise under this Agreement or any other Note Document as among any of the Purchasers, the Holders or the Required Holders.

Article II
REPRESENTATIONS AND WARRANTIES

Section 2.1            Representations and Warranties of Parent. Except (i) as set forth in the correspondingly identified schedule attached hereto (provided, that any item disclosed in any particular schedule attached hereto shall be deemed to be disclosed with respect to any other schedule to the extent it is reasonably apparent on the face of such disclosure that it applies to such other schedule), or (ii) as previously disclosed in the SEC Documents since January 1, 2020 and prior to the date hereof (other than such disclosures in such SEC Documents contained in the “Risk Factors” and “Forward Looking Statements” sections thereof or are otherwise cautionary, predictive or forward-looking in nature) (it being acknowledged that this clause (ii) shall not apply to any of Sections 2.1(a), 2.1(b) and 2.1(h)), Parent, for itself and on behalf of its Subsidiaries, represents and warrants to the Collateral Agent and the Purchasers as of the Execution Date and as of the Closing Date:

(a)               Capitalization.

(i)                 The authorized capital stock of Parent consists of 200,000,000 shares of common stock, $0.01 par value per share of Parent (the “Common Stock”), and 10,000,000 shares of preferred stock, $0.01 par value per share (the “Parent Preferred Stock”). As of the Execution Date, there were (A) 85,881,033 shares of Common Stock outstanding (and 1,783,661 shares of Common Stock held in treasury), (B) zero shares of Parent Preferred Stock outstanding, (C) the Parent Warrant to purchase an aggregate of 10,000,000 shares of Common Stock outstanding, (D) 929,196 shares of Common Stock subject to Parent Option Awards (with a weighted average exercise share price per shares of Common Stock of $6.39), (E) 7,634,279 shares of Common Stock subject to Parent Time-Based RSU Awards and Parent Performance-Based RSU Awards (assuming that the applicable performance metrics are achieved at target levels) (G) 4,359,528 shares of Common Stock remaining available for future awards to be granted pursuant to the Tuesday Morning Corporation 2014 Long-Term Incentive Plan and (H) no shares of Common Stock remaining available for future awards to be granted pursuant to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued in accordance with applicable securities laws and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

(ii)             The authorized capital stock of Parent is sufficient to satisfy Parent’s obligation to issue no less than 90,000,000 shares of Common Stock issuable upon exchange of the JSC Notes.

(iii)            No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of Parent may vote are issued and outstanding. Except as set forth in Section 2.1(a)(i) and except for any Common Stock issuable upon exercise of the Parent Option Awards or the Parent Warrant in accordance with the respective terms thereof and upon the vesting of any Parent Time-Based RSU Awards or Parent Performance-Based RSU Awards outstanding on the date hereof and except for the Common Stock issuable pursuant to the Notes to be issued pursuant to this Note Purchase Agreement, (A) Parent does not have any other shares of Common Stock, preferred stock or capital stock outstanding, (B) neither Parent nor any of its Subsidiaries has issued, granted or is bound by any outstanding subscriptions, options, warrants, calls, convertible securities, preemptive rights, redemption rights, stock appreciation rights, stock-based performance units or other similar rights or contracts that require Parent or any of its Subsidiaries to purchase or issue any shares of the capital stock of Parent or of any of its Subsidiaries or other equity securities of Parent or any of its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of the capital stock of Parent or any of its Subsidiaries (including any rights plan or agreement) or equity-based awards and (C) there are no contracts to which Parent or any of its Subsidiaries is a party obligating Parent or any of its Subsidiaries to (x) issue, transfer or sell any shares of capital stock or other equity interests of Parent or any of its Subsidiaries or securities convertible into or exchangeable or exercisable for such shares or equity interests, (y) issue, grant, extend or enter into any such subscription, option, warrant, call, convertible securities, stock-based performance units or other similar right, agreement, arrangement or commitment or (z) redeem or otherwise acquire any such shares of capital stock or other equity interests.

(b)               Authorization.

(i)               Each Note Party has the requisite corporate power and authority to enter into each Transaction Document to which it is a party and to carry out its obligations thereunder. The execution, delivery and performance by each Note Party of each Transaction Document to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all corporate, stockholder, limited partnership or limited liability company action required to be obtained by such Note Party. This Agreement has been, and (as of the Closing) the other Transaction Documents will be, duly and validly executed and delivered by each Note Party that is a party thereto and, assuming due authorization, execution and delivery by the Purchasers and the Collateral Agent, is, and (as of the Closing) each of the other Transaction Documents will be, a valid and binding obligation of such Note Party enforceable against such Note Party in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings are necessary for the execution and delivery by any Note Party of the Transaction Documents to which it is a party, the performance by it of its obligations thereunder or the consummation by it of the transactions contemplated thereby.

(ii)              Neither Parent nor any Parent Subsidiary is (A) in violation of any of the terms, conditions or provisions of the amended and restated certificate of incorporation of Parent (the “Certificate of Incorporation”) or the amended and restated bylaws of Parent (the “Bylaws”), or the certificate of incorporation, charter, bylaws or other governing instrument of any Parent Subsidiary (together with the Certificate of Incorporation and the Bylaws, the “Organizational Documents”), (B) in violation of any law, statute, ordinance, rule, regulation, permit, or franchise applicable to it or of any judgment, ruling, order, writ, injunction or decree of any Governmental Entity having jurisdiction over Parent or any Parent Subsidiary or any of their any respective properties or assets or (C) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any note, bond, debenture, or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary or any of their respective properties or assets are bound, which breach, default or violation in the case of clauses (B) or (C) would reasonably be expected to constitute a Parent Material Adverse Effect.

(iii)             None of the issuance and sale by Issuer of the Notes, or the issuance by Parent of Common Stock issuable upon exchange thereof, the application of the proceeds thereof, the execution, delivery and performance by Parent and Issuer of this Agreement or the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby, nor compliance by Parent and Issuer with any of the provisions hereof or thereof (including the exchange provisions of the Notes), will, subject only to submission of the Nasdaq Listing Submission, (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Parent or any Parent Subsidiary under (i) any of the terms, conditions or provisions of their respective Organizational Documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, loan agreement, lease, agreement or other instrument or obligation to which Parent or any Parent Subsidiary is a party or by which it may be bound, or to which Parent or any Parent Subsidiary or any of the properties or assets of Parent or any Parent Subsidiary may be subject, (B) violate any law, statute, ordinance, rule, regulation, permit, franchise or any judgment, ruling, order, writ, injunction or decree applicable to Parent or any Parent Subsidiary or any of their respective properties or assets, or (C) accelerate the time of payment or vesting or trigger any payment or funding of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any employment, severance, retention, bonus, incentive, deferred compensation, equity option, restricted equity, equity purchase, equity compensation, phantom equity, equity appreciation, other benefit or similar plan, agreement, arrangement, program, practice or understanding that is sponsored, maintained, administered, contributed to or entered into by Parent or any Parent Subsidiary, or for which Parent or any Parent Subsidiary has any direct or indirect liability, whether current or contingent (each, a “Parent Benefit Plan”), or result in any adjustments to the number of shares relating to, or exercise price of, any Parent Option Awards or the Parent Warrant, except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(iv)             Other than submission of the Nasdaq Listing Submission, approval by The Nasdaq Stock Market LLC of a request for financial viability exception to the stockholder approval requirements of Nasdaq Listing Rule 5635(b), (c) and (d) (the “Nasdaq Financial Viability Exemption Approval”), and the expiration of the 10 day notice period following the provision of notice to Parent’s stockholders in connection with the Nasdaq Financial Viability Exemption Approval (the “Nasdaq Financial Viability Exemption Stockholder Notice Period”), no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any court, regulatory or administrative agency or commission or other governmental or arbitral body or authority or instrumentality, whether federal, state, local or foreign, or any securities exchange or any applicable industry self-regulatory organization (each, a “Governmental Entity”), nor expiration or termination of any statutory waiting period, is necessary for the consummation by Parent and Issuer of the transactions contemplated by this Agreement or the other Transaction Documents.

(c)               Sale of Securities. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 2.2, the issuance and sale of the Notes to the Purchasers pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and neither Parent nor, to the Knowledge of Parent, any person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption.

(d)               Status of Securities. The Notes, and, following the approval and adoption of the Certificate of Incorporation Amendment, the Common Stock issuable upon exchange of the Notes have been and shall be duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor as provided in this Agreement, the Notes will be legal, valid and binding obligations, will not subject the holders thereof to personal liability, will not be subject to preemptive rights of any other stockholder of Parent, and will effectively vest in each Purchaser good and marketable title to all Notes acquired by such Purchaser pursuant to this Agreement, be free and clear of all Liens, except restrictions imposed by the Securities Act and any applicable state or foreign securities laws. Upon any exchange of any shares of Notes into Common Stock pursuant to the terms thereof, the shares of Common Stock issued upon such exchange will be validly issued, fully paid and nonassessable, will not subject the holder thereof to personal liability and will not be subject to preemptive rights of any other stockholder of Parent, and will effectively vest in the Purchasers good and marketable title to all such shares of Common Stock, be free and clear of all Liens, except restrictions imposed by the Securities Act and any applicable state or foreign securities laws. The respective rights, preferences, privileges and restrictions of the Common Stock are as stated in the Certificate of Incorporation or as otherwise provided by the mandatory provisions of the DGCL. At or prior to Closing, 90,000,000 shares of Common Stock to be issued upon any exchange of the JSC Notes into Common Stock shall have been duly reserved for such issuance and Parent shall have made the Nasdaq Listing Submission with respect to such shares of the Common Stock.

(e)               SEC Documents; Financial Statements.

(i)                 Parent has timely filed and furnished with the U.S. Securities and Exchange Commission (the “SEC”) all forms, registration statements, reports, certifications, prospectuses, proxy statements, schedules, statements, and other documents required to be filed by it since December 31, 2020 under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all other federal securities laws. All forms, registration statements, reports, certifications, prospectuses, proxy statements, schedules, statements, and other documents (including all amendments thereto) filed or furnished on a voluntary basis by Parent with the SEC since such date are herein collectively referred to as the “SEC Documents.”

(ii)              Parent (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, is accumulated and communicated to management of Parent, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and for the preparation of Parent’s filings with the SEC, (B) has ensured such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act and (C) has disclosed, based on its most recent evaluation prior to the Execution Date, to Parent’s outside auditors and the audit committee of the Board (I) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (II) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting.

(iii)            The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Financial Statements”), at the time filed, (A) complied as to form in all material respects with applicable requirements of federal securities laws and with the published rules and regulations of the SEC with respect thereto, (B) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, (C) in the case of the Financial Statements, were prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or the omission of notes to the extent permitted by Regulation S-K or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and subject, in the case of interim financial statements, to normal year-end adjustments, and (D) in the case of the Financial Statements, fairly present in all material respects the consolidated financial condition, results of operations, and cash flows of Parent as of the dates and for the periods indicated therein.

(f)                Undisclosed Liabilities. Except for (i) those liabilities that are reflected or reserved for in the consolidated financial statements of Parent included in its Quarterly Report on Form 10-Q for the nine months ended April 2, 2022; (ii) liabilities incurred since April 2, 2022 in the ordinary course of business; (iii) liabilities that would not, individually and in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; and (iv) liabilities incurred pursuant to the transactions contemplated by this Agreement, none of Parent or any Parent Subsidiary has any material liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) that are required to be reflected in Parent’s financial statements in accordance with GAAP.

(g)               Independent Registered Public Accounting Firm. Grant Thornton LLP has been engaged to audit the financial statements for Parent’s fiscal year ending June 30, 2022. Grant Thornton LLP has not resigned or been dismissed as independent registered public accountants of Parent and the consolidated Parent Subsidiaries as a result of or in connection with any disagreement with Parent or any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Ernst & Young LLP, which has audited the financial statements contained or incorporated by reference in the SEC Documents, was during the time of engagement an independent registered public accounting firm with respect to Parent and the consolidated Parent Subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States). Ernst & Young LLP did not resign or was dismissed as independent registered public accountants of Parent and the consolidated Parent Subsidiaries as a result of or in connection with any disagreement with Parent or any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(h)               Brokers and Finders. Neither Parent nor any of the Parent Subsidiaries or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, finder’s fees or similar payments, and no broker or finder has acted directly or indirectly for Parent or any of the Parent Subsidiaries in connection with this Agreement or the Purchase.

(i)                 Absence of Changes. Since April 2, 2022, no event or circumstance has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

(j)                 Compliance with Sarbanes-Oxley. Since January 1, 2020 there has been no failure on the part of Parent and any of Parent’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith applicable to Parent.

(k)               Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and Parent has taken no action designed to, or which is reasonably likely to, have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has Parent received as of the Execution Date any notification that the SEC is contemplating terminating such registration. Upon exchange of the Notes, the Common Stock will be issued in compliance with all applicable rules of Nasdaq. The Common Stock is listed on Nasdaq, and Parent has not received any notice of delisting other than as set forth on Schedule 2.1(l). The issuance and sale of the Notes and the issuance of the Common Stock upon exchange of the Notes are in compliance with all applicable Nasdaq rules and regulations.

(l)                 No Restrictions or Registration Rights. Except as described in the Certificate of Incorporation, there are no restrictions upon the voting or transfer of, any equity securities of Parent. Except for such rights that have been waived or as expressly set forth in the Registration Rights Agreement, neither the offering or sale of the Notes as contemplated by this Agreement, or the issuance of Common Stock upon the exchange thereof as contemplated by the Notes gives rise to any rights for or relating to the registration of any Notes (or shares of Common Stock issuable upon exchange thereof as contemplated by the Notes) or other securities of Parent. Parent has not granted registration rights to any Person other than the Purchasers that would provide such Person priority over such Purchaser’s rights with respect to any piggyback registration.

(m)             Store EBITDA. During the twelve (12) month period ended July 2, 2022, (i) the net income plus (ii) to the extent deducted in determining such net income, the sum (without duplication) of, during such twelve (12) month period, (A) the interest expense, (B) depreciation expenses, (C) amortization expenses and (D) all federal, state, local, foreign, franchise, excise, foreign withholding taxes payable for more than 95% of the stores of Parent and its Subsidiaries, on a four-wall basis, was a positive amount.

(n)               Related Party Transactions. Neither Parent nor any Parent Subsidiary has, directly or indirectly (a) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of Parent or its Affiliates, or to or for any family member or Affiliate of any director or executive officer of Parent or its Affiliates or (b) made any material modification to the term of any personal loan to any director or executive officer of Parent or its Affiliates, or any family member or Affiliate of any director or executive officer of Parent or its Affiliates. Neither Parent nor any Parent Subsidiary is party to any contract or arrangement with any shareholder of Parent or any of his, her or its Affiliates, which is required to be disclosed pursuant to the rules and regulations of the SEC.

(o)               Application of Takeover Protections; Rights Agreement. Parent, Issuer and their respective board of directors have taken all necessary action, if any, in order to render inapplicable Parent’s and Issuer’s issuance of the Securities and any Purchaser’s ownership of the Securities from the provisions of any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, Issuer’s or Parent’s issuance of the Securities and each Purchaser’s ownership of the Securities. Parent does not have any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of Parent.

(p)               Solvency. Immediately after giving effect to the transactions contemplated by this Agreement on the Closing Date (including the purchase of the Notes on the Closing Date) and after giving effect to the application of the proceeds of such Notes, (i) the fair value of the assets of the Notes Parties and their Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Note Parties and their Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of the Note Parties and their Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Note Parties and their Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Note Parties and their Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Note Parties and their Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

(q)               Term Loan Agreement Representations Incorporated by Reference. The representations and warranties contained in the following Sections of the Term Loan Agreement (including related definitions to the extent not separately defined herein) are hereby incorporated by reference mutatis mutandis as if set forth in their entirety herein: Sections 3.01 (Organization; Powers); 3.04 (Governmental Approvals); 3.05(a) and (b) (Financial Statements); 3.07 (Title to Properties; Intellectual Property; Possession Under Leases); 3.08 (Subsidiaries); 3.09 (Litigation; Compliance with Laws); 3.10 (Investment Company Act); 3.13 (Tax Returns); 3.14(a) (Disclosure); 3.15 (Employee Benefit Plans); 3.16 (Environmental Matters); 3.17 (Security Documents); 3.19 (Labor Matters); 3.20 (Insurance); 3.21 (Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws); 3.24 (Common Enterprise) and 3.25 (Material Agreements); provided that (i) any reference therein to the “Borrower” shall be deemed to refer to the Issuer (as defined herein), (ii) any reference therein to any “Loan Document” shall be deemed to refer to any Note Document (as defined herein), (iii) any reference therein to the “Loan Parties” shall be deemed to refer to the Note Parties (as defined herein), (iv) any reference therein to the “Transactions” shall mean, collectively, the transactions to occur pursuant to the Transaction Documents, including the execution and delivery of the Transaction Documents and the issuance of the Notes, on the Closing Date and (v) any reference therein to “Material Indebtedness” shall include the Term Loan Obligations. All such representations and warranties are true and correct in all material respects as of the Closing Date (without duplication of any materiality qualification applicable thereto).

Section 2.2            Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to Parent as of the Execution Date and as of the Closing Date as follows (except that the representations in paragraphs (a), (b) and (g) shall be made only by the Lead Investor):

(a)               Organization and Authority. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own its properties and conduct its business as presently conducted. Such Purchaser is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would, individually or in the aggregate, reasonably be expected to materially and adversely affect such Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(b)               Authorization.

(i)                 Such Purchaser has the corporate or other power and authority to enter into this Agreement and the other Transaction Documents to which it is or will be a party and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by such Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Purchaser, and no further approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is required. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by such Purchaser and assuming due authorization, execution and delivery by Parent and Issuer, is a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(ii)              Such Purchaser is not (a) in violation of any of the terms, conditions or provisions of its certificate of formation, (b) in violation of any law, statute, ordinance, rule, regulation, permit, or franchise applicable to it or of any judgment, ruling, order, writ, injunction or decree of any Governmental Entity having jurisdiction over such Purchaser or any of its properties or assets or (c) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any note, bond, debenture, or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which such Purchaser is a party or by which such Purchaser or any of its properties or assets are bound, which breach, default or violation in the case of clauses (b) or (c) would, if continued, reasonably be expected to materially and adversely affect such Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(iii)            Neither the execution, delivery and performance by such Purchaser of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by such Purchaser with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of such Purchaser under any of the terms, conditions or provisions of (i) its governing instruments or (ii) any note, bond, mortgage, indenture, deed of trust, license, loan agreement, lease, agreement or other instrument or obligation to which such Purchaser is a party or by which it may be bound, or to which such Purchaser or any of the properties or assets of such Purchaser may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to such Purchaser or its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect such Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(c)               Purchase for Investment. Such Purchaser acknowledges that the Notes and the shares of Common Stock issuable upon exchange of the Notes have not been registered under the Securities Act or under any state securities laws. Such Purchaser (i) acknowledges that it is acquiring the Notes set forth opposite such Purchaser’s name on Schedule I and the shares of Common Stock issuable upon exchange of such Notes pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute the Notes or any of the shares of Common Stock acquired upon exchange of the Notes in violation of applicable securities laws, (ii) will not sell or otherwise dispose of any of the Notes or the shares of Common Stock acquired upon exchange of the Notes, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Notes and of making an informed investment decision and (v) (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Notes and the shares of Common Stock issuable upon exchange of the Notes, (B) has had an opportunity to discuss with management of Parent the intended business and financial affairs of Parent to its reasonable satisfaction and to obtain information necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (x) an investment in the Notes and the shares of Common Stock issuable upon exchange of the Notes and (y) a total loss in respect of such investment. Such Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Notes and the shares of Common Stock issuable upon exchange of the Notes and to protect its own interest in connection with such investment.

(d)               Financial Capability. At the Closing, such Purchaser will have available to it sufficient funds to enable such Purchaser to pay in full at the Closing the entire amount of such Purchaser’s funding obligation pursuant to Section 1.2 of this Agreement.

(e)               Status of Purchaser. At the time the Purchaser was offered the Notes, the Purchaser was, and as of the date hereof the Purchaser is, and at the Closing the Purchaser will be, either (A) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or (B) an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(f)                Exempt Offering. Neither such Purchaser nor, to the Knowledge of such Purchaser, any person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of the exemption from registration under the Securities Act of the issuance of the Notes or the shares of Common Stock issuable upon exchange of the Notes.

(g)               Existing Ownership. Such Purchaser does not beneficially own any shares of the Common Stock.

(h)               Brokers and Finders. Neither such Purchaser nor any of its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, finder’s fees or similar payments, which Parent or any of its Subsidiaries would be obligated to pay.

(i)                 Non-Reliance. Except for the representations and warranties made by pARENT in SECTION 2.1 AND in THE OTHER tRANSACTION DOCUMENTS TO WHICH SUCH PURCHASER IS A PARTY, each PURCHASER hereby acknowledgeS AND AGREES ON behalf of itself and its affiliates and representatives that IT HAS not relied upon any express or implied representation or warranty with respect to the NOtes, the common stock ISSUABLE UPON THE exchange OF THE notes or parent or any of the parent Subsidiaries or their respective businesses, operations, assets, liabilities, condition or prospects, INCLUDING WITH RESPECT to (i) any financial projection, forecast, estimate, budget or prospect information relating to parent or any of the parent Subsidiaries or their respective businesses, or (ii) any oral or written information presented to any Purchaser or any of ITS Affiliates or representatives in the course of ITS due diligence investigation of parent, the negotiation of this Agreement AND THE OTHER TRANSACTION DOCUMENTS TO WHICH SUCH PURCHASER IS A PARTY or in the course of the transactions contemplated hereby AND THEREBY. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of any Purchaser to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement, THE OTHER TRANSACTION DOCUMENTS TO WHICH SUCH PURCHASER IS A PARTY or in any certificate delivered hereunder, nor will anything in this Agreement operate to limit any claim by any Purchaser for fraud.

Article III
COVENANTS

Section 3.1            Filings; Other Actions.

(a)               From the Execution Date until the Closing, each of the Purchasers, severally and not jointly, on the one hand, and Parent, on the other hand, will cooperate and consult with the other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary Permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, required, necessary or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Parent and each of the Purchasers, severally and not jointly, shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters.

(b)               Each of the Purchasers, severally and not jointly, and Parent will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Law relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other parties apprised of the status of matters referred to in this Section 3.1. Each of the Purchasers, severally and not jointly, shall promptly furnish Parent, and Parent shall promptly furnish each of the Purchasers, to the extent permitted by applicable Law, with copies of written communications received by it or any of the Parent Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.

Section 3.2            Conduct of the Business. During the period commencing on the Execution Date and ending on the Closing Date, each of Parent and the Parent Subsidiaries will use commercially reasonable efforts to preserve intact its existence and business organization, Permits, goodwill and present business relationships with all material customers, suppliers, licensors, distributors and others having significant business relationships with Parent or any Parent Subsidiary.

Section 3.3            Negative Covenants. Notwithstanding anything to the contrary set forth in Section 3.12, from the Execution Date through the Closing, none of Parent or any of the Parent Subsidiaries shall, without the prior written consent of each of the Purchasers:

(a)               declare, or make payment in respect of, any dividend or other distribution upon any shares of capital stock of Parent;

(b)               amend any of the Organizational Documents of Parent or any Parent Subsidiary in any manner, or enter into any contract or agreement, in each case that would adversely affect the powers, preferences, privileges or special rights of the Securities; or

(c)               take any action prior to the Closing that, following the Closing, would have required the approval of the Required Holders pursuant to this Agreement or the Notes.

Section 3.4            Corporate Actions.

(a)               Authorized Common Stock. All shares of Common Stock delivered upon exchange of the Notes shall be newly issued shares or shares held in treasury by Parent, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and free of any Lien, except restrictions imposed by the Securities Act and any applicable state or foreign securities laws. Following the approval and adoption of the Certificate of Incorporation Amendment, Parent shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exchange of the Notes, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exchange of all outstanding Notes.

(b)               Certain Adjustments. If any occurrence since the Execution Date until the Closing would have resulted in an adjustment to the Exchange Price (as defined in the Note) pursuant to Section 7 of the Note if the Note had been issued and outstanding since the Execution Date, Parent shall adjust the Exchange Price, effective as of the Closing, in the same manner as would have been required by Section 7 of the Note if the Note had been issued and outstanding since the Execution Date.

Section 3.5            Confidentiality. Until the twelve (12) month anniversary of the Closing Date, (a) each party to this Agreement will hold, and will use commercially reasonable efforts to cause its respective Affiliates and its and their respective Representatives to hold, in strict confidence, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto and its respective Subsidiaries and Affiliates furnished to it by the other party or its Representatives pursuant to this Agreement or the Non-Disclosure Agreement, dated as of August 7, 2022, between Parent and Retail Ecommerce Ventures LLC (the “Confidentiality Agreement”) (except to the extent that such information was or becomes (1) known by such party from other sources, provided that such source was not known by such party to be bound by a contractual, legal or fiduciary obligation of confidentiality to the other party, (2) publicly available through no disclosure by such party in breach of this Section 3.5 by such party) or (3) independently developed by or on behalf of such party without violating any of its obligations under this Section 3.5, and (b) neither party hereto shall release or disclose such Information to any other Person, except its Representatives who are aware of the confidential nature of such Information and who have agreed to keep such Information strictly confidential. Notwithstanding the foregoing, each party to this Agreement may disclose Information to the extent that (1) disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval required to be obtained in connection with this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby or (2) disclosure is required or requested by legal, judicial or administrative process or by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange.

Section 3.6            Nasdaq Listing of Shares. Parent shall file prior to the Closing Date the Nasdaq Listing Submission.

Section 3.7            State Securities Laws. Prior to the Closing, Parent shall use its commercially reasonable efforts (a) obtain all necessary Permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of the Notes and (b) cause such authorization, approval, Permit or qualification to be effective as of the Closing and as of any exchange of the Notes.

Section 3.8            Use of Proceeds. Parent intends to use the proceeds of the sale of the Notes as set forth on Schedule 3.8.

Section 3.9            Further Assurances. Subject to the other terms and conditions of this Agreement, each of Parent, Issuer and each of the Purchasers, severally and not jointly, agrees to execute and deliver all such documents or instruments, to take all commercially reasonable actions and to do all other commercially reasonable things it determines to be necessary, proper or advisable under applicable Laws or as otherwise reasonably requested by any other party to consummate the transactions contemplated by this Agreement.

Section 3.10        Notice of Breach. From and after the Execution Date and until the earlier to occur of the Closing or the termination of this Agreement pursuant to Section 6.16, Parent and each Purchaser shall promptly give written notice with reasonable particularity upon becoming aware of any matter that may constitute a material breach of any representation, warranty, agreement, covenant or obligation of Parent or Issuer or a Purchaser contained in this Agreement that would reasonably be expected to cause any condition to Closing set forth in Section 1.3(a), Section 1.3(b) or Section 1.3(c) not to be satisfied.

Section 3.11        Post-Closing Covenants. Within thirty (30) calendar days after the Closing Date (or such later date as determined by the Required Holders in their sole discretion), the Collateral Agent shall have received certificates of insurance together with lenders loss payable and additional insured endorsements, in each case, in favor of the Collateral Agent on behalf of the Secured Parties, and such certificates and endorsements shall (i) name the Collateral Agent, on behalf of Secured Parties, as an additional insured thereunder as its interests may appear, to the extent customary for such type of insurance and (ii) in the case of each casualty insurance policy and marine cargo insurance policy, contain a lender’s loss payable clause and endorsement or such other customary endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee and mortgagee, if applicable, thereunder and to the extent available provides for at least thirty (30) days’ prior written notice to the Collateral Agent of any cancellation of such policy.

Section 3.12        Term Loan Agreement Covenants Incorporated by Reference. The affirmative and negative covenants contained in the following Sections of the Term Loan Agreement (including related definitions to the extent not separately defined herein) are hereby incorporated by reference mutatis mutandis as if set forth in their entirety herein: Sections 5.01 (Existence; Businesses and Properties); subject to Section 3.11(a) of this Agreement, 5.02 (Insurance); 5.03 (Taxes); 5.04 (Financial Statements, Reports, etc.); 5.05 (Notice of Material Events); 5.06 (Compliance with Laws); 5.07 (Maintaining Records; Access to Properties and Inspections); 5.08 (Compliance with Environmental Laws); 5.09 (Further Assurances; Additional Guarantors; Mortgages); 5.10 (Fiscal Year; Accounting), 5.12(d) (Administrative of Deposit Accounts; Control Agreements); 6.01 (Indebtedness) (provided that (i) the Indebtedness baskets set forth in such Section 6.01 shall be expanded to permit the Indebtedness of the Note Parties constituting Term Loan Obligations; provided that the aggregate outstanding principal amount of such Indebtedness shall not to exceed the principal amount of Term Loan Obligations outstanding on the Closing Date (as such principal amount may be increased by the addition of capitalized (i.e., paid in kind) interest accruing on the Term Loan Obligations) and Permitted Refinancing Indebtedness in respect thereof and (ii) the Indebtedness baskets set forth in such Section 6.01 shall permit the Indebtedness of the Note Parties constituting ABL Loan Obligations without regard to any limits or restrictions set forth in the Term Loan Agreement); 6.02 (Liens) (provided that (i) the Lien baskets set forth in such Section 6.02 shall be expanded to permit any Lien created under the Term Loan Documents and securing Term Loan Obligations and (ii) the Lien baskets set forth in such Section 6.02 shall permit any Lien created under the ABL Loan Documents and securing the ABL Loan Obligations); 6.03 (Sale and Lease Back Transactions); 6.04 (Investments, Loans and Advances); 6.05 (Mergers, Consolidations and Dispositions); 6.06 (Dividends and Distributions); 6.07 (Transactions with Affiliates); 6.08 (Business of Holdings, the Borrower and the Subsidiaries); 6.09 (Limitation on Modification of Indebtedness; Modification of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.) (provided that such covenant shall not include any restriction on (x) the amendment of the ABL Loan Documents or the terms of the ABL Loan Obligations or (y) the amendment of the Term Loan Documents or the terms of the Term Loan Obligations or the payment of the Term Loan Obligations, in each case, to the extent such amendments do not contravene the applicable Intercreditor Agreement); and 6.12 (Foreign Subsidiaries); provided that (i) any reference therein to the “Administrative Agent” shall be deemed to refer to the Collateral Agent (as defined herein) (provided, however, that all items required to be delivered to the Collateral Agent hereunder for further delivery to the Holders shall instead be required to be delivered directly by the Issuer to each Holder), (ii) any reference therein to the “Borrower” shall be deemed to refer to the Issuer (as defined herein), (iii) any reference therein to the “Intercreditor Agreement” shall be deemed to refer to each Intercreditor Agreement (as defined herein), (iv) any reference therein to the “Lenders” shall be deemed to refer to the Holders (as defined herein), (v) any reference therein to the “Loan Parties” shall be deemed to refer to the Note Parties (as defined herein), (vi) any reference therein to any “Loan Document” shall be deemed to refer to any Note Document (as defined herein), (vii) any reference therein to the “Required Lenders” shall be deemed to refer to the Required Holders (as defined herein), (viii) any reference therein to a “Change in Control” shall be deemed to refer to a “Fundamental Transaction” (as defined in the applicable Note), (ix) any reference therein to “Permitted Refinancing Indebtedness” shall have the meaning set forth herein, (x) any reference therein to “Material Indebtedness” shall include the Term Loan Obligations and (xi) solely with respect to Section 6.08 of the Term Loan Agreement, any reference therein to the ABL Loan Documents shall be deemed to refer to both the ABL Loan Documents and the Term Loan Documents and any reference therein to the ABL Loan Obligations shall be deemed to refer to both the ABL Loan Obligations and the Term Loan Obligations) and (xii) other than as applicable to the FILO C Notes, any applicable covenants shall be subject to 10% setbacks or cushions, as applicable, customary for subordinated indebtedness; provided, further, that (A) any negative covenant baskets (or similar concept) incorporated into this Agreement by reference to the Term Loan Agreement pursuant to this Agreement are subject to Section 3.3 of this Agreement in all respects, (B) any negative covenant baskets (or similar concept) incorporated into this Agreement pursuant to this Section that include a dollar cap for any term of years shall be set at the level of availability thereunder as in effect in the Term Loan Agreement on the date hereof as opposed to the dollar amount actually specified in such negative covenant basket (or similar concept) on the date hereof and (C) notwithstanding anything to the contrary set forth in this Section 3.12 (including any negative covenant baskets incorporated by reference pursuant to this Section 3.12), the Note Parties will not, and will not permit any of their Subsidiaries to, issue any Notes (other than as contemplated by this Agreement) or issue any other securities that would cause a breach or default under the Notes; provided, further, that, at all times prior to the occurrence of Payment in Full of the ABL Obligations (each as defined in the ABL Intercreditor Agreement) or the Term Loan Obligations Payment Date (as defined in the Term Loan – FILO C Intercreditor Agreement), the Note Parties shall be deemed to have satisfied the requirements of Section 5.12(d) of the Term Loan Agreement (as incorporated by reference herein) with respect to any Deposit Account, commodity account or securities account that is subject to a control agreement in favor of the ABL Administrative Agent or the Term Loan Agent. Notwithstanding the foregoing, each of the negative covenants incorporated by reference shall be subject to the terms of each Intercreditor Agreement, including any terms related to the enforcement of rights and remedies to the release of liens in connection therewith or in connection with any post-default sale.

Section 3.13        Directors’ and Officer’s Indemnification and Insurance.

(a)       From and after the Closing, Parent shall indemnify and hold harmless the present and former officers and directors of the Parent and its subsidiaries (each, an “D&O Indemnified Party”) in respect of acts or omissions with their capacity as such occurring at or prior to the Closing or related to this Note Purchase Agreement to the fullest extent permitted by the DGCL or any other applicable law or provided under the Parent’s Certificate of Incorporation and Bylaws as in effect on the date of this Note Purchase Agreement. For six years after the Closing, Parent shall cause to be maintained in effect provisions in the Parent’s Certificate of Incorporation and Bylaws (or in such documents of any successor to the business of the Parent) regarding indemnification of directors and officers and advancement of expenses that, solely to the extent affecting the D&O Indemnified Parties (in their capacity as such) are no less advantageous to the D&O Indemnified Parties than the corresponding provisions in the Parent’s Certificate of Incorporation and Bylaws as in effect on the date of this Note Purchase Agreement.

(b)       Prior to the Closing, Parent shall obtain and fully pay the premium for the non-cancellable “tail” insurance policies with respect to Parent’s existing directors’ and officers’ insurance policies and Parent’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of at least six (6) years from and after the Closing with respect to any claim related to any period of time at or prior to the Closing from an insurance carrier with the same or better credit rating as the Parent’s current insurance carrier with respect to D&O Insurance with benefits and levels of coverage that are no less favorable than the benefits and levels of coverage provided under the Parent’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Parent or any of its subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Closing (including in connection with this Note Purchase Agreement or the transactions or actions contemplated hereby). If the Parent for any reason fails to obtain such “tail” insurance policies as of the Closing, the Parent shall continue to maintain in effect, for a period of at least six years from and after the Closing, the D&O Insurance in place as of the date hereof with the Parent’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Parent’s current insurance carrier with respect to D&O Insurance with benefits and levels of coverage that are no less favorable than the benefits and levels of coverage provided under the Parent’s existing policies as of the date hereof. Notwithstanding anything to the contrary in this Section 3.13(b), in no event will Parent expend a premium for such coverage in excess of 300 percent of the last annual premium paid by Parent for such insurance prior to the date hereof (such amount, the “Maximum Amount”), and if such insurance coverage cannot be obtained at a premium equal to or less than the Maximum Amount, Parent shall obtain the greatest coverage available for a cost not exceeding the Maximum Amount.

Section 3.14        Remedy for Non-Compliance. Notwithstanding anything to the contrary in this Agreement, in the event of any non-compliance with the covenants set forth in Sections 3.11 and 3.12, the sole and exclusive remedy available to the Purchasers shall be to exercise the rights and remedies available to the Purchasers under Section 4 of the Notes.

Article IV
INDEMNIFICATION, COSTS AND EXPENSES

Section 4.1            Indemnification by Parent. Parent agrees to indemnify each Purchaser, its Affiliates and its and their respective Representatives (collectively, the “Purchaser Indemnitees”) from all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to the breach of any of the representations, warranties, covenants or agreements of Parent or Issuer contained herein,; provided that, such claim for indemnification relating to the breach of representations, warranties, covenants or agreements is made prior to the expiration of the survival period of such representation, warranty, covenant or agreement as set forth in Section 6.1; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Indemnitee shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to Parent shall constitute the date upon which such claim has been made. No Purchaser Indemnitee shall be entitled to recover special, indirect, exemplary, lost profits, speculative or punitive damages under this Section 4.1; provided, however, that such limitation shall not prevent any Purchaser Indemnitee from recovering under this Section 4.1 for any such damages to the extent that such damages (A) are in the form of diminution in value or are payable to a third party in connection with any Third-Party Claims or (B) (1) were reasonably foreseeable as of the Execution Date and (2) were proximately caused by the applicable breach giving rise to the applicable claim for indemnification hereunder.

Section 4.2            Indemnification by the Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify Parent, its Affiliates and its and their respective Representatives (collectively, the “Parent Indemnitees”) from, all costs, losses, liabilities, damages, or expenses of any kind or nature, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands, and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein; provided that such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of the survival period of such representation, warranty or covenant as set forth in Section 6.1; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Parent Indemnitee shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to such Purchaser shall constitute the date upon which such claim has been made; provided, further, that the aggregate liability of such Purchaser shall not be greater in amount than the Purchase Price paid by such Purchaser. No Parent Indemnitee shall be entitled to recover special, indirect, exemplary, lost profits, speculative or punitive damages under this Section 4.2; provided, however, that such limitation shall not prevent any Parent Indemnitee from recovering under this Section 4.2 for any such damages to the extent that such damages (A) are in the form of diminution in value or are payable to a third party in connection with any Third-Party Claims or (B) (1) were reasonably foreseeable as of the Execution Date and (2) were proximately caused by the applicable breach giving rise to the applicable claim for indemnification hereunder.

Section 4.3            Indemnification Procedure.

(a)               A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article IV, except as otherwise provided in Section 4.1 and Section 4.2.

(b)               Promptly after any Parent Indemnitee or Purchaser Indemnitee (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly, and in no event later than ten (10) days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within ten (10) business days of when the Indemnified Party provides written notice of a Third-Party Claim, failed (1) to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (2) to notify the Indemnified Party of such assumption or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies set forth in this Article IV are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

Section 4.4            Tax Matters. All indemnification payments made under this Article IV shall be treated as adjustments to the relevant Purchaser’s Purchase Price for all Tax purposes except as otherwise required by applicable Law.

Article V
ADDITIONAL AGREEMENTS

Section 5.1            Certificate of Incorporation Amendment. As promptly as practicable after Closing and the conversion of the immediately convertible portion of the Notes issued to the Lead Investor , (x) the Lead Investor shall approve the Certificate of Incorporation Amendment by a stockholder written consent in accordance with the Certificate of Incorporation and Bylaws or (y) Parent shall provide each stockholder entitled to vote at the next special or annual meeting of stockholders of Parent (the “Stockholder Meeting”), which shall be promptly called and held, a proxy statement, substantially in the form which has been previously reviewed by the Purchasers, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approving the Certificate of Incorporation Amendment, and Parent shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board to recommend to the stockholders that they approve such resolutions. Parent shall be obligated to use its reasonable best efforts to obtain the approval of the Certificate of Incorporation Amendment as promptly as practicable after the conversion of the immediately convertible portion of the Notes issued to the Lead Investor and the Lead Investor shall vote all of its shares of Common Stock in favor of approving the Certificate of Incorporation Amendment. If, despite Parent’s reasonable best efforts, the approval of the Certificate of Incorporation Amendment is not obtained on or prior to the Stockholder Meeting Deadline, Parent shall cause an additional Stockholder Meeting to be held every ninety (90) days thereafter until such approval of the Certificate of Incorporation Amendment is obtained.

Section 5.2            Legend.

(a)               The Purchasers agree that all certificates or other instruments representing the Notes and the Common Stock subject to this Agreement will bear a legend substantially to the following effect:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXCHANGEABLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXCHANGE OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

(b)               In the event that a Note or the Common Stock subject to this Agreement are uncertificated, Parent shall give notice of such legend in accordance with applicable Law.

Section 5.3            Tax Matters.

(a)               Subject to the following sentence in this Section 5.3(a), Issuer and Parent (and any paying agent of Issuer and Parent) may deduct and withhold any withholding Taxes or other amounts required to be withheld with respect to the Notes (as determined in the good faith discretion of Issuer and Parent) and may set off any such amounts required to be withheld against payments (whether made in cash or other property) on the Notes; provided, that Issuer or Parent, as applicable, shall (i) provide written notice to any Purchaser of any such deduction or withholding with respect to such Purchaser reasonably in advance thereof and (ii) cooperate with each Purchaser in good faith to minimize, to the extent permissible under then applicable Law, the amount of any such deduction or withholding.

(b)               Each Purchaser shall provide Issuer with a valid and duly executed Internal Revenue Service Form W-9, Form W-8BEN. W8-BEN-E or, in the case of a Purchaser that is not a beneficial owner, Form W-8IMY (accompanied by applicable certification documents from each beneficial owner, as applicable), as appropriate. In addition, any Purchaser that is entitled to an exemption from or reduction of withholding Tax with respect to payments made with respect to the Notes shall deliver to Issuer, at the time or times reasonably requested by Issuer or Parent, such properly completed and executed documentation that is not described in the preceding sentence that is reasonably requested by Issuer or Parent, as will permit such payments to be made without withholding or at a reduced rate of withholding. Moreover, any Purchaser, if reasonably requested by Issuer or Parent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Issuer or Parent as will enable Issuer or Parent to determine whether or not such Purchaser is subject to backup withholding or information reporting requirements and whether such Purchaser has complied with its obligations under FATCA. Each Purchaser agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Issuer and Parent in writing of its legal inability to do so..

Section 5.4            Removal of Legend.

(a)               Parent, at its sole cost and expense, shall remove the legend described in Section 5.2 (or instruct its transfer agent to so remove such legend) from the book-entry account evidencing the Securities if (i) such Securities are sold pursuant to an effective registration statement under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of Parent), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for Parent to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner of sale restrictions.

(b)               In connection with a sale of the Securities by a Purchaser in reliance on Rule 144, the applicable Purchaser or its broker shall deliver to the transfer agent and Parent a broker customary representation letter providing to the transfer agent and Parent any information necessary to determine that the sale of the Securities is made in compliance with Rule 144, including, as may be appropriate, a certification that such Purchaser is not an Affiliate of Parent and regarding the length of time the Securities have been held. Upon receipt of such representation letter, Parent shall promptly direct its transfer agent to remove the legend referred to in Section 5.2 from the appropriate book-entry accounts maintained by the transfer agent, and Parent shall bear all direct costs and expenses associated therewith. After any Purchaser or its permitted assigns have held the Securities for such time as non-Affiliates are permitted to sell without volume limitations under Rule 144, if the book-entry account for such Securities still bears the restrictive legend referred to in Section 5.2, Parent agrees, upon request of any Purchaser or its permitted assignees, to take all steps necessary to promptly effect the removal of the legend described in Section 5.2 from the Securities, and Parent shall bear all direct costs and expenses associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to Parent any information Parent deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of Parent (and a covenant to inform Parent if it should thereafter become an Affiliate and to consent to the notation of an appropriate restrictive legend) and regarding the length of time the Securities have been held. Parent shall cooperate with each Purchaser to effect the removal of the legend referred to in Section 5.2 at any time such legend is no longer appropriate.

Section 5.5            Collateral Agent.

(a)               Each Purchaser who will purchase FILO C Notes (in its capacity as a Purchaser and, upon issuance of the FILO C Notes, in its capacity as a FILO C Note Holder) hereby (i) appoints TASCR Ventures CA, LLC, as the collateral agent to act on its behalf hereunder and under the Security Documents (in such capacity, the “FILO C Collateral Agent”), and (ii) authorizes the FILO C Collateral Agent (and its officers, directors, employees and agents) to take such action on such Purchaser’s behalf in accordance with the terms hereof and thereof, including, without limitation, to enter into each applicable Intercreditor Agreement, to perform its obligations thereunder and to subordinate the Liens on the Collateral securing the FILO C Notes Obligations as set forth therein. Each Purchaser who will purchase JSC Notes or Management JSC Notes (in its capacity as a Purchaser and, upon issuance of the JSC Notes and the Management JSC Notes, in its capacity as a JSC Note Holder and/or Management JSC Note Holder, as applicable) hereby (i) appoints TASCR Ventures CA, LLC, as the collateral agent to act on its behalf hereunder and under the Security Documents (in such capacity, the “JSC Collateral Agent”), and (ii) authorizes the JSC Collateral Agent (and its officers, directors, employees and agents) to take such action on such Purchaser’s behalf in accordance with the terms hereof and thereof, including, without limitation, to enter into each applicable Intercreditor Agreement, to perform its obligations thereunder and to subordinate the Liens on the Collateral securing the JSC Notes Obligations and the Management JSC Notes Obligations as set forth therein. The Collateral Agent shall not have, by reason hereof or pursuant to any Security Documents, a fiduciary relationship in respect of any Purchaser. Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Purchaser for any action taken or omitted to be taken in connection hereof or the Security Documents except to the extent caused by its own gross negligence or willful misconduct, and each Purchaser agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Collateral Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents.

(b)               The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(c)               The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Notes and the Security Documents at any time by giving at least ten (10) business days prior written notice to Parent and each holder of the Notes. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below. Upon any such notice of resignation, the Required Holders shall appoint a successor Collateral Agent. Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the Collateral Agreement. After any Collateral Agent’s resignation hereunder, the provisions of this Section 5.5 shall inure to its benefit. If a successor Collateral Agent shall not have been so appointed within said ten (10) business day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the Required Holders appoint a successor Collateral Agent as provided above.

(d)               Parent hereby covenants and agrees to take all actions as promptly as practicable reasonably requested by either the Required Holders or the Collateral Agent (or its successor), from time to time pursuant to the terms of this Section 5.5, to secure a successor Collateral Agent satisfactory to such requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all fees of such successor Collateral Agent, by having Parent agree to indemnify any successor Collateral Agent and by each of Parent executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent.

Section 5.6            Board. Parent shall take such actions as are necessary to cause the Board to consist solely of the following persons: five individuals designated by the Lead Investor in writing to Parent prior to the Closing and who are reasonably acceptable to the Board, the Chief Executive Officer of Parent and three individuals who qualify as “independent” for all purposes under the rules and regulations of Nasdaq and who are reasonably acceptable to the Board and the Lead Investor; with Parent to use its reasonable best efforts to cause such Board composition to be effective immediately following the Closing.

Article VI
MISCELLANEOUS

Section 6.1            Survival; Limitations on Liability. The representations and warranties of the parties contained in this Agreement shall survive for a period of twelve (12) months following the Closing, except the representations and warranties of Parent contained in Sections 2.1(b)(i), 2.1(c), 2.1(d) and 2.1(o) shall survive indefinitely. All of the covenants or other agreements of the parties contained in this Agreement shall survive indefinitely until fully performed or performance is no longer required; provided, however, that all covenants for which performance is required on or prior to Closing shall survive for a period of twelve (12) months following the Closing. All indemnification obligations of Parent and the Purchasers pursuant to this Agreement and the provisions of Article IV shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of the Agreement.

Section 6.2            Expenses.

(a)               Except as otherwise provided in Section 6.2(b) and Section 6.2(c), each of the parties to this Agreement will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

(b)               Subject to the last sentence of this Section 6.2(b), the Note Parties shall pay for or reimburse the Lead Investor, REV, Ayon and Pier 1 for all reasonable and documented legal fees and legal expenses incurred in connection with the transactions contemplated by the Transaction Documents (collectively, “Purchaser Transaction Expenses”). Notwithstanding the foregoing, Parent shall not be obligated to pay the Purchaser Transaction Expenses to the extent this Agreement is terminated in accordance with its terms prior to the Closing unless this Agreement is terminated as a direct result of a material breach of this Agreement by Parent or Issuer.

(c)               Without duplication of Section 6.2(b), the Issuer agrees to pay following the Closing within thirty (30) days of demand therefor (together with backup documentation reasonably supporting such request) (i) all reasonable and documented (in summary format) out-of-pocket expenses incurred by the Collateral Agent and the Lead Investor, in each case, in connection with the preparation of this Agreement and the other Note Documents, or by the Collateral Agent and the Lead Investor, in each case, in connection with the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Issuer and the reasonable and documented (in summary format) out-of-pocket fees, disbursements and charges for outside counsel to the Collateral Agent and the Lead Investor, or by the Collateral Agent and the Lead Investor, in each case, in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by (A) the Collateral Agent or (B) the Lead Investor, in each case, in connection with the enforcement or protection of their rights in connection with this Agreement and the other Note Documents and in connection with the Notes made hereunder.

Section 6.3            Amendment; Waiver; Voting; Control of Remedies.

(a)               No provision of this Agreement or any other Note Document (other than with respect to the Notes, as expressly set forth therein) may be amended or waived other than by an instrument in writing signed by Parent, the Issuer and the Required Holders, and any amendment or waiver to this Agreement made in conformity with the provisions of this Section 6.3 shall be binding on the Note Parties, all Purchasers and all holders of Securities as applicable; provided, that the provisions of this Section 6.3 and Sections 5.5 and 6.2 cannot be amended without the additional prior written approval of the Collateral Agent (or its successor) to the extent it would be adversely affected thereby.

(b)               Notwithstanding anything herein or in any other Note Document to the contrary:

(i)                 no Holder may accelerate the Obligations under any of its Notes without the consent of the Required Holders; provided that no such consent shall be required following the occurrence of an Event of Default described in Sections 4(a)(vi), (xi), (xiii) or (xiv) of each Note and following any such Event of Default any Holder may accelerate the Obligations owing under its Notes; provided, further, that no Holder may accelerate the Obligations under any of its Notes as a result of an Event of Default described in Section 4(a)(vi) thereof so long as such Notes have received payments ratably with each other Note having the same priority under the Intercreditor Agreements;

(ii)              no Secured Party (other than the Collateral Agent acting at the direction of the Required Holders) shall have any right individually to take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Note Documents, applicable Law or otherwise;

(iii)            only the Required Holders shall have the authority to direct the Collateral Agent to take any action, including the exercise or enforcement of any remedies, under the Security Documents or with respect to the Collateral; and

(iv)             no term or provision in any Note or any other Note Document may be amended or modified in a manner that is expressly contrary to the terms of this Agreement or any Intercreditor Agreement.

Section 6.4            Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission (including by email in “.pdf” format) and such facsimiles or other means of electronic transmission will be deemed as sufficient as if original signature pages had been delivered.

Section 6.5            Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 6.6            WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.7            Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy, electronic mail or facsimile, upon confirmation of receipt (it being understood that the parties agree to provide confirmation of receipt promptly upon the receipt of any notice by telecopy, electronic mail or facsimile), (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. Each Purchaser agrees that any notice required or permitted by this Agreement or under the Certificate of Incorporation, the Bylaws, the DGCL or other applicable Law may be given to such Purchaser at the address or by means of electronic transmission set forth on Schedule I. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Purchasers, to the addresses set forth on Schedule I, with copies to (which copies shall not constitute notice):

Vinson & Elkins L.L.P.

1114 Avenue of the Americas

32nd Floor

New York, NY 10036

Attention: Patrick Gadson

Email: pgadson@velaw.com

If to Parent or Issuer:

Tuesday Morning, Inc.

6250 LBJ Freeway

Dallas, Texas 75240

Attention: Marc Katz

Electronic Address: marck@tuesdaymorning.com

with a copy to (which copy shall not constitute notice):

Haynes and Boone, LLP

2323 Victory Ave., Suite 700

Dallas, Texas 75219

Attention: Sakina Rasheed Foster

Electronic Address: sakina.foster@haynesboone.com

Troutman Pepper Hamilton Sanders LLP

600 Peachtree Street, Suite 3000

Atlanta, Georgia 30308

Attention: Eric A. Koontz

Electronic Address: eric.koontz@troutman.com

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: David M. Silk

Electronic Address: dmsilk@wlrk.com

If to Collateral Agent:

TASCR Ventures CA, LLC

1010 N. Florida Avenue
Tampa, FL  33602
Telephone: 407-443-3444

Attention: Alex Chang

E-mail: alex@ayon.com

with a copy to (which copy shall not constitute notice):

Barnett Kirkwood Koche Long & Foster
601 Bayshore Blvd., Suite 700
Tampa, FL  33606
Telephone: 813-253-2020
Attention: David L. Koche
E-mail: dkoche@barnettbolt.com

Section 6.8            Entire Agreement. This Agreement (including the Exhibits hereto), the Transaction Documents and the “Exclusivity” section of that certain term sheet, dated August 31, 2022, by and between the Company, REV and Ayon constitute the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

Section 6.9            Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of each of the other parties; provided, however, that (a) any Purchaser may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Affiliates that are (i) “United States persons” within the meaning of Section 7701(a)(30) of the Code, (ii) “withholding foreign partnerships” (within the meaning of Treasury Regulation Section 1.1441-5(c)(2)) that have assumed primary withholding obligations under the Code, including Chapters 3 and 4 of the Code in accordance with this Agreement, or (iii) not a U.S. Person within the meaning of Section 7701(a)(30) of the Code if such person provides a properly completed IRS Form W-8 and (b) in order for such assignment to be effective, the assignee shall agree in writing to be bound by the provisions of this Agreement; provided, that no such assignment will relieve such Purchaser of its obligations hereunder prior to the Closing.

Section 6.10        Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a)               the word “or” is not exclusive;

(b)               the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c)               the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d)               the term “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Texas generally are authorized or required by law or other governmental action to close;

(e)               any reference to any “day” or any number of “days” without explicit reference to “business days” shall be deemed to refer to a calendar day or number of calendar days, and if any action is to be taken on or by a particular calendar day that is not also a business day, then such action may be deferred until the immediately succeeding business day; and

(f)                the word “will” shall have the same meaning as the word “shall”;

(g)               the term “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(h)               “ABL Administrative Agent” shall mean Wells Fargo Bank, National Association, in its capacity as “Administrative Agent” under (and as defined in) the ABL Credit Agreement and the other ABL Loan Documents, together with its successors and assigns in such capacity.

(i)                 “ABL Credit Agreement” shall mean that certain Credit Agreement, dated as of the Closing Date, by and among, inter alios, the Issuer, Parent, Intermediate Holdings, each of the Subsidiary Guarantors from time to time party thereto, the lenders from time to time party thereto, Wells Fargo Bank, National Association, in its capacity as “Administrative Agent” and 1930P Loan Agent, LLC, in its capacity as “FILO B Documentation Agent”, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(j)                 “ABL Facility Debt Prepayments” shall mean, collectively, (a) the repayment of the FILO A Obligations (as defined in the ABL Credit Agreement) in full in a principal amount equal to $5,000,000, (b) the repayment of the FILO B Obligations (as defined in the ABL Credit Agreement) in a principal amount equal to $2,500,000, and (c) the repayment of the Revolving Loans (as defined in the ABL Credit Agreement) in a principal amount equal to $ $21,750,684, in each case, together with any applicable premium and accrued interest.

(k)               “ABL Intercreditor Agreement” shall mean that certain Intercreditor and Subordination Agreement, dated as of the Closing Date, by and among the ABL Administrative Agent, the Collateral Agent and the Note Parties.

(l)                 “ABL Loan Documents” shall mean the “Loan Documents” as defined in the ABL Credit Agreement.

(m)             “ABL Loan Obligations” shall mean the “Obligations” (under and as defined in the ABL Credit Agreement on the Closing Date), and shall include all obligations of the Note Parties, which are incurred or owing under the ABL Loan Documents, including all obligations in respect of the payment of principal, interest, fees, prepayment premiums and indemnification obligations, and obligations in respect of any refinancing of such Indebtedness.

(n)               “ABL Priority Collateral” shall have the meaning assigned such term in the Term Loan – FILO C Intercreditor Agreement.

(o)               “Account Debtors” shall mean a Person who is obligated under an account, chattel paper or general intangible (each as defined in the UCC).

(p)               “Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, neither the Collateral Agent nor any Holder shall be deemed to be an Affiliate of the Issuer or its Subsidiaries with respect to transactions evidenced by any Note Document.

(q)               “Ayon” shall mean Ayon Capital, L.L.C. and its Affiliates.

(r)                “Bankruptcy Code” shall mean Title 11 of the United States Code or any similar federal or state law for the relief of debtors, as now and hereafter in effect, or any successor statute.

(s)                “Certificate of Incorporation Amendment” shall mean an amendment to the Certificate of Incorporation to (i) increase the number of authorized shares of Common Stock in an amount sufficient to allow for conversion in full of the Notes and provide such additional authorized shares as shall be determined appropriate by the Board and (ii) authorize the Company to effect a reverse stock split of the Common Stock at a ratio sufficient to cause the Company to regain compliance with the minimum bid price requirement under Nasdaq’s listing rules.

(t)                 “Code” shall mean the Internal Revenue Code of 1986, as amended.

(u)               “Collateral” shall mean any and all assets subject or purported to be subject to a Lien pursuant to any Security Document, including all ABL Priority Collateral and Term Loan Priority Collateral.

(v)               “Collateral Agent” shall mean FILO C Collateral Agent and JSC Collateral Agent, collectively.

(w)             “Collateral Agreement” shall mean the Guarantee and Collateral Agreement dated as of the Closing Date, among the Issuer and each other Note Party from time to time party thereto and the Collateral Agent.

(x)               “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

(y)               “Control Agreement” shall mean an agreement that grants the Collateral Agent “control” within the meaning of Section 9-104 of the UCC or Section 9-106 of the UCC (as applicable) in effect in the applicable jurisdiction of the applicable Deposit Account, commodity account or securities account, in form and substance reasonably satisfactory to the Collateral Agent.

(z)               “Deposit Account” shall have the meaning assigned thereto in Article 9 of the UCC.

(aa)            “DGCL” shall mean the General Corporate Law of the State of Delaware.

(bb)           “Enforcement Action” shall mean any action to enforce any Obligations or Note Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to vote or act in a Note Party’s Insolvency Proceeding, or otherwise), in each case solely to the extent permitted by the Note Documents.

(cc)            “Event of Default” shall have the meaning assigned to such term in the applicable Note.

(dd)           “FILO C Note Holders” shall mean each Person holding a FILO C Note.

(ee)            “FILO C Notes Obligations” shall mean all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants and indemnities of, any Note Party arising under any Note Document with respect to the FILO C Notes or otherwise payable to any FILO C Note Holder in respect of the FILO C Notes, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs and expenses that accrue after the commencement by or against any Note Party of any Insolvency Proceeding naming such Person as the debtor in such Insolvency Proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency Proceeding.

(ff)              “FILO C Secured Parties” shall mean the FILO C Collateral Agent and the FILO C Note Holders.

(gg)           “Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person.

(hh)           “GAAP” shall mean generally accepted accounting principles in the United States.

(ii)              “Holders” shall mean, collectively, the FILO C Note Holders, the JSC Note Holders and the Management JSC Note Holders.

(jj)              “Holdings” shall mean a collective reference to Parent and Intermediate Holdings, or, if Intermediate Holdings ceases to exist, shall mean Parent.

(kk)           “Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business and maturing within three hundred sixty-five (365) days after the incurrence thereof), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all guarantees by such Person of Indebtedness of others, (f) all capital lease obligations of such Person, (g) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding swap agreements net of payments such Person would receive in the event of early termination on such date of determination, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and (i) the principal component of all obligations of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof. The Indebtedness of the Issuer and the Subsidiaries shall exclude (i) accrued expenses and accounts and trade payables, (ii) liabilities under vendor agreements to the extent such indebtedness may be satisfied through non-cash means such as purchase volume earnings credits and (iii) reserves for deferred income taxes.

(ll)              “Insolvency Proceeding” shall mean any case or proceeding commenced by or against a Person under any state, federal, provincial, territorial or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, bankruptcy, debtor relief or debt adjustment law; (b) the appointment of a receiver, interim receiver, monitor, trustee, liquidator, administrator, conservator, custodian or other similar Person for such Person or any part of its Property, including, in the case of any Holder, the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity; or (c) an assignment for the benefit of creditors.

(mm)      “Intercreditor Agreement” and “Intercreditor Agreements” shall mean the ABL Intercreditor Agreement, the Term Loan – FILO C Intercreditor Agreement and/or the Term Loan – JSC Notes Intercreditor Agreement, as the context requires.

(nn)           “Intermediate Holdings” shall mean TMI Holdings, Inc., a Delaware corporation.

(oo)           “JSC Note Holders” shall mean each Person holding a JSC Note.

(pp)           “JSC Notes Obligations” shall mean all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants and indemnities of, any Note Party arising under any Note Document with respect to the JSC Notes or otherwise payable to any JSC Note Holder in respect of the JSC Notes, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs and expenses that accrue after the commencement by or against any Note Party of any Insolvency Proceeding naming such Person as the debtor in such Insolvency Proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency Proceeding.

(qq)           “JSC Secured Parties” shall mean the JSC Collateral Agent, the JSC Note Holders and the Management JSC Note Holders.

(rr)              “Knowledge of Parent” shall mean the actual knowledge (after reasonable inquiry of the managers of Parent with direct supervisory responsibility for the matters in question) of the Parent’s Chief Executive Officer, Parent’s Chief Financial Officer and each executive vice president and senior vice president of Parent.

(ss)             “Law” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, including any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of occupational health and workplace safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants applicable to such entity.

(tt)              “Lead Investor” shall mean TASCR VENTURES, LLC.

(uu)           “Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

(vv)           “Management JSC Note Holders” shall mean each Person holding a Management JSC Note.

(ww)       “Management JSC Notes Obligations” shall mean all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants and indemnities of, any Note Party arising under any Note Document with respect to the Management JSC Notes or otherwise payable to any Management JSC Note Holder in respect of the Management JSC Notes, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs and expenses that accrue after the commencement by or against any Note Party of any Insolvency Proceeding naming such Person as the debtor in such Insolvency Proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency Proceeding.

(xx)           “Mortgage” shall mean any mortgage, deed of trust or other agreement in form and substance reasonably satisfactory to the Collateral Agent, which conveys or evidences a Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, on the applicable real property, including any amendment, restatement, modification or supplement thereto.

(yy)           “Nasdaq Listing Submission” shall mean the submission by the Parent of a Listing of Additional Shares Notification Form approval of the shares of Common Stock issuable upon exchange of the Notes for listing on Nasdaq.

(zz)            “Note Documents” shall mean, collectively, this Agreement, any Notes issued pursuant to this Agreement, the Security Documents, each compliance certificate, each Intercreditor Agreement, any subordination agreement, and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Collateral Agent or any Holder and including all other amendments, pledges, powers of attorney, consents, notices and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Note Party, or any employee of any Note Party, and delivered to the Collateral Agent or any Holder in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Note Document to a Note Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Note Document as the same may be in effect at any and all times such reference becomes operative.

(aaa)        “Note Parties” shall mean Holdings, the Issuer, the Subsidiary Guarantors and any Parent Entity, in lieu of Holdings, that has executed and delivered an assumption agreement in substantially the form of Exhibit A to the Collateral Agreement and become a “Guarantor” and “Grantor” thereunder.

(bbb)       Obligations” shall mean, collectively, the FILO C Notes Obligations, the JSC Notes Obligations and the Management JSC Obligations.

(ccc)        “Parent Entity” shall mean any of (a) Holdings and (b) any other Person of which Holdings is a Subsidiary.

(ddd)       “Parent Material Adverse Effect” shall mean any change, event, occurrence or circumstance that, individually or in the aggregate, results in, or could reasonably be expected to (a) result in a material adverse effect on the business, results of operations, condition (financial or otherwise), properties, assets or liabilities of Parent and its Subsidiaries, taken as a whole, or (b) prevent, materially delay, or materially impair the ability of Parent and Issuer to perform their respective obligations under this Agreement or to consummate the transactions contemplated hereby; provided, that for the purposes of clause (a), none of the following, either alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been, such a material adverse effect: any event (i) resulting from general economic, political, financial, banking, credit or securities market conditions, including any disruption thereof and any interest or exchange rate fluctuations, (ii) affecting companies in the industries, markets or geographical areas in which Parent and its Subsidiaries conducts business generally, (iii) resulting from natural disasters, acts of terrorism or war, or epidemics or pandemics, (iv) resulting from any actions required under this Agreement or (v) as provided in Schedule 2.1(i); provided, that the exclusions provided in clauses (i)-(iii) shall not apply to the extent Parent and its Subsidiaries, taken as a whole, is disproportionately adversely affected by any event relative to other participants in the industries in which Parent and its Subsidiaries generally operates.

(eee)        “Parent Option Awards” shall mean the awards of options to purchase shares of Common Stock granted pursuant to the Parent Stock Plans.

(fff)           “Parent Performance-Based RSU Award” shall mean the awards of restricted stock units subject to performance-based vesting granted pursuant to the Parent Stock Plans representing the right to receive shares of Common Stock for which the performance period has not been completed.

(ggg)       “Parent Stock Plans” shall mean the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan, the Tuesday Morning Corporation 2014 Long-Term Incentive Plan, the Restricted Stock Units Award Agreements (Time Based) and Restricted Stock Unit Award Agreements (Performance Based) granted to each of Fred Hand, Marc Katz and Paul Metcalf as inducement awards.

(hhh)       “Parent Subsidiary” shall mean any Subsidiary of Parent.

(iii)            “Parent Time-Based RSU Award” shall mean the awards of restricted stock units subject to time-based vesting granted pursuant to the Parent Stock Plans representing the right to receive shares of Common Stock that has not been settled.

(jjj)            “Parent Warrant” shall mean that certain warrant to purchase shares of Common Stock, issued on February 9, 2021 and expiring on December 31, 2025.

(kkk)       “Permits” shall mean all certificates, authorizations, franchises, licenses, consents and permits issued by appropriate Governmental Entities.

(lll)            “Permitted Refinancing Indebtedness shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Permitted Refinancing Indebtedness), except as otherwise permitted hereunder, (b) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is (i) by its terms subordinated in right of payment to the Obligations under this Agreement or (ii) unsecured Indebtedness, such Permitted Refinancing Indebtedness shall (x)(i) be subordinated in right of payment to such Obligations on terms not materially less favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole, or (ii) remain unsecured, respectively, and (y) have a final maturity date equal to or later than one hundred eighty (180) days after the Maturity Date, (d) no Permitted Refinancing Indebtedness shall have obligors or contingent obligors that were not obligors or contingent obligors (or that would not have been required to become obligors or contingent obligors) in respect of the Indebtedness being Refinanced, and (e) if the Indebtedness being Refinanced is (or would have been required to be) secured with any Collateral, the Liens securing such Permitted Refinancing Indebtedness shall have the same priority relative to the Liens on the Collateral securing the FILO C Notes Obligations, the JSC Notes Obligations and the Management JSC Notes Obligations, as the case may be, pursuant to an intercreditor arrangement reasonably satisfactory to the Collateral Agent (acting at the direction of the Required Holders).

(mmm)     “Pier 1” shall mean Pier 1 Imports Online, Inc. a Delaware corporation.

(nnn)       “Representatives” shall mean, with respect to any Person, such Person’s directors, officers, employees, agents, consultants, representatives, advisors, financing sources (including limited partners or investors (existing and prospective) in funds, vehicles or managed accounts in each case which are managed, administered, or professionally advised for investment purposes by a Person or its Affiliates), and Representatives of any of the foregoing.

(ooo)       “Required Holders” shall mean, at any time, (a) so long as any FILO C Notes Obligations are outstanding, the Holders holding more than 50% of the aggregate principal amount of the FILO C Notes outstanding at such time and (b) at any time no FILO C Notes Obligations are outstanding, the Holders holding more than 50% of the outstanding principal amount of the then outstanding Obligations; provided that, in each of the foregoing clauses (a) and (b), “Required Holders” must include Lead Investor so long as Lead Investor holds any Notes, REV so long as REV holds any Notes and Ayon so long as Ayon holds any Notes.

(ppp)       “Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

(qqq)       “REV” shall mean Retail Ecommerce Ventures LLC and its Affiliates.

(rrr)           “Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

(sss)          “Secured Parties” shall mean, collectively, the FILO C Secured Parties and the JSC Secured Parties.

(ttt)            “Securities” shall mean the Notes or the Common Stock issued upon exchange of the Notes.

(uuu)       “Security Documents” shall mean the Mortgages (if any), the Collateral Agreement and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, and Control Agreements now or hereafter executed by any Note Party and delivered to the Collateral Agent.

(vvv)       “Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity (x) of which such Person or a subsidiary of such Person is a general partner or managing member or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or Persons performing similar functions with respect to such entity, is directly or indirectly owned by such Person and/or one or more subsidiaries thereof; and the term

(www)  “Subsidiary Guarantor” shall mean each Note Party other than Holdings and the Issuer.

(xxx)       “Tax or Taxes” shall mean any federal, state, provincial, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, withholding tax or payroll tax), and any related fine, penalty or interest, imposed, assessed or collected by or under the authority of any governmental body, whether disputed or not.

(yyy)       “Term Loan Agent” shall mean Alter Domus (US) LLC, in its capacity as “Administrative Agent” under (and as defined in) the Term Loan Agreement and the other Term Loan Documents, together with its successors and assigns in such capacity.

(zzz)        “Term Loan Agreement” shall mean that certain Credit Agreement, dated as of December 31, 2020, by and among the Issuer, the affiliates of the Issuer from time to time party thereto, the lenders from time to time party thereto and the Term Loan Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(aaaa)     “Term Loan Documents” shall mean the “Loan Documents” as defined in the Term Loan Agreement.

(bbbb)   “Term Loan – FILO C Intercreditor Agreement” shall mean that certain Intercreditor and Subordination Agreement, dated as of the Closing Date, by and among the Term Loan Agent, the FILO C Collateral Agent and the Note Parties with respect to the FILO C Notes.

(cccc)     “Term Loan – JSC Notes Intercreditor Agreement” shall mean that certain Intercreditor and Subordination Agreement, dated as of the Closing Date, by and among the Term Loan Agent, the JSC Collateral Agent and the Note Parties with respect to the JSC Notes and the Management JSC Notes.

(dddd)   “Term Loan Lenders” shall mean the “Lenders” under and as defined in the Term Loan Agreement.

(eeee)     “Term Loan Obligations” shall mean the “Obligations” under and as defined in the Term Loan Credit Agreement on the Closing Date, and shall include all obligations of the Note Parties, which are incurred or owing under the Term Loan Documents, including all obligations in respect of the payment of principal, interest, fees, prepayment premiums (including the Prepayment Premium as defined in the Term Loan Documents) and indemnification obligations, and obligations in respect of any refinancing of such Indebtedness.

(ffff)        “Term Loan Priority Collateral” shall have the meaning assigned such term in the Term Loan – FILO C Intercreditor Agreement.

(gggg)   “Transaction Documents” shall mean the Note Documents, the Registration Rights Agreements, the Nomination Agreement, the Voting and Lock-Up Agreements, the License Agreement, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

(hhhh)   “Treasury Regulation” shall mean the regulations promulgated under the Code, by the United States Department of the Treasury, as such regulations may be amended from time to time. All references herein to specific sections of the regulations shall be deemed also to refer to any corresponding provisions of succeeding regulations, and any reference to temporary regulations shall be deemed also to refer to any corresponding provisions of final regulations.

(iiii)          “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided, further, that, if by reason of mandatory provisions of law, priority perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state of New York, “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such priority, perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

(jjjj)          “United States” and “U.S.” shall mean the United States of America.

Section 6.11        Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 6.12        Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 6.13        No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto (and their permitted assigns and Indemnified Parties), any benefit right or remedies.

Section 6.14        Public Announcements. Any initial press release with respect to this Agreement and the transactions contemplated hereby (and any related Report on Form 8-K) shall be mutually agreed upon by Parent and the Purchasers. Thereafter, Parent and the Purchasers shall consult with each other and provide each other with the opportunity to review and comment upon any press release or other public statements with respect to the transactions contemplated hereby or this Agreement and Parent and the Purchasers shall not, and shall cause their respective Affiliates not to, issue any such other press release or other public statements prior to such consultation, except as may be required by applicable Law or any listing agreement related to the trading of the Common Stock on Nasdaq, in which case the party proposing to issue such press release or make such public announcement shall use commercially reasonable efforts to consult in good faith with the other party and provide the other party with an opportunity to review and comment on the content of the proposed disclosure, which comments such party shall consider in good faith, acting reasonably, before issuing any such press release or making any such public announcement; provided that no Person party hereto will issue any press release or other public statement that attributes comments to any other Person or that indicates the approval of any other Person of the contents of any such press release or statement (or portion thereof) without the prior written approval of such Person. Notwithstanding anything herein to the contrary and for greater clarity, (a) no party shall be required to obtain consent pursuant to this Section 6.14 to the extent any proposed press release or other public statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 6.14 and (b) nothing in this Section 6.14 shall prevent or restrict any Purchaser or its respective Affiliates from furnishing customary information concerning the transactions contemplated hereby and publicly available information to their current or prospective limited partners or investors in accordance with all applicable securities laws.

Section 6.15        Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement and the transactions contemplated hereby were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law. This Section 6.15 is subject to the provisions of Section 6.3(b)(ii) in all respects.

Section 6.16        Termination. Subject to Section 6.1, this Agreement will survive the Closing so long as any Notes are outstanding and each Note Party covenants and agrees with the Collateral Agent and each other Secured Party that until no Notes remain outstanding (whether as a result of exchange or repayment in full of the principal thereof), the Note Parties (provided that, in respect of Holdings, solely to the extent applicable to it) will, and will cause each of their Subsidiaries to comply with each of the covenants set forth in this Agreement. Prior to the Closing, this Agreement may only be terminated:

(a)               by mutual written agreement of Parent and each of the Purchasers;

(b)               by Parent or any of the Purchasers, upon written notice to the other parties in the event that the Closing shall not have occurred on or before October 15, 2022; provided, however, that the right to terminate this Agreement pursuant to this Section 6.16(b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c)               by Parent or any of the Purchasers if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Entity of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(d)               by written notice given by Parent to a Purchaser if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by such Purchaser in this Agreement such that the conditions in Section 1.3(c)(i) or Section 1.3(c)(ii) would not be satisfied and which have not been cured by such Purchaser thirty (30) days after receipt by such Purchaser of written notice from Parent requesting such inaccuracies or breaches to be cured; or

(e)               by written notice given by any of the Purchasers to Parent, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by Parent in this Agreement such that the conditions in Section 1.3(b)(i) or 1.3(b)(ii) would not be satisfied and which have not been cured by Parent within thirty (30) days after receipt by Parent of written notice from the applicable Purchaser requesting such inaccuracies or breaches to be cured.

Section 6.17        Effects of Termination. In the event of any termination of this Agreement in accordance with Section 6.16, no party (or any of its Affiliates) shall have any liability or obligation to any other party (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (a) any liability arising from any breach by such party of its obligations of this Agreement arising prior to such termination and (b) any fraud or intentional or willful material breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except (i) as set forth in the preceding sentence and (ii) that the provisions of Section 3.5, Sections 6.2 through 6.15, this Section 6.17 and Section 6.18 shall survive the termination of this Agreement.

Section 6.18        Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the Execution Date or that agree in writing for the benefit of Parent to be bound by the terms of this Agreement applicable to the Purchasers, and no former, current or future equityholders, controlling Persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling Person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any covenants, obligations, agreements or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

Section 6.19        Reliance. Notwithstanding anything to the contrary in this Agreement, each party hereto has relied upon and will be deemed to have relied upon for all purposes of this Agreement each of the other parties’ express representations, warranties, covenants, agreements and indemnification obligations set forth in this Agreement or any other Transaction Document.

Section 6.20        Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of Parent or any successor or assign of Parent (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Securities, and shall be appropriately adjusted for combinations, stock splits, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

Section 6.21        Payment Set Aside. To the extent that any Note Party makes a payment or payments to the Purchasers hereunder or pursuant to any of the other Transaction Documents or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to any Note Party, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 6.22        Intercreditor Agreements. This Agreement and the other Note Documents are subject to the terms and conditions set forth in each Intercreditor Agreement in all respects and, in the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, the terms of the applicable Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent, the ABL Administrative Agent or the Term Loan Agent, as applicable, pursuant to any Note Document, ABL Loan Document or Term Loan Document, and the exercise of any right or remedy in respect of the Collateral by the Administrative Agent, the ABL Administrative Agent or the Term Loan Agent, as applicable under any Note Document, under any ABL Loan Document or under any Term Loan Document and any other agreement entered into in connection with any of the foregoing are subject to the provisions of each Intercreditor Agreement and in the event of any conflict between the terms of any Intercreditor Agreement, any other Note Document, any ABL Loan Document, any Term Loan Document and any other agreement entered into in connection with any of the foregoing, the terms of the applicable Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy or the Note Parties’ covenants and obligations. In addition, all payments required to be made by the Note Parties hereunder (whether in respect of principal, interest, fees or otherwise) are subject to the provisions of each Intercreditor Agreement.

Section 6.23        Rules of Construction. Any definition or provision in this Agreement or any other Note Document that is incorporated by reference to another document or agreement (including, for the avoidance of doubt, the ABL Credit Agreement and the Term Loan Agreement) shall be incorporated as such definition or provision exists in such document or agreement on the Closing Date without giving effect to any further amendments and/or supplements thereto unless otherwise consented by the Required Holders.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

TUESDAY MORNING CORPORATION

By:	/s/ Fred Hand
Name:	Fred Hand
Title:	Chief Executive Officer

TUESDAY MORNING, INC.

By:	/s/ Fred Hand
Name:	Fred Hand
Title:	Chief Executive Officer

[Signature Page to Note Purchase Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

TASCR VENTURES, LLC

By:	/s/ Siddhartha D. Pagidipati
Name:	Siddhartha D. Pagidipati
Title:	Authorized Representative

[Signature Page to Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the date first herein above written.

/s/ Fred Hand
Fred Hand

/s/ Paul Metcalf
Paul Metcalf

/s/ Marc Katz
Marc Katz

/s/ Brigham Young
Brigham Young

/s/ Philip Hixon
Philip Hixon

/s/ William Baumann
William Baumann

/s/ Mindi Coday
Mindi Coday

/s/ Shelly Trosclair
Shelly Trosclair

/s/ Louis Ansara
Louis Ansara

/s/ Martin Lewis
Martin Lewis

/s/ Jennyfer Barber Gray
Jennyfer Barber Gray

The following party is joining this Agreement solely for the purpose of representing and causing the accuracy of Section 2.2(d) with respect to Lead Investor up to an amount equal to $10,000,000:

RETAIL ECOMMERCE VENTURES, LLC, solely for purposes of Section 2.2(d) with respect to Lead Investor

By:	/s/ Taino A. Lopez
Name:	Taino A. Lopez
Title:	CEO

[Signature Page to Note Purchase Agreement]

The following party is joining this Agreement solely for the purpose of representing and causing the accuracy of Section 2.2(d) with respect to Lead Investor up to an amount equal to $22,000,000:

AYON CAPITAL, L.L.C., solely for purposes of Section 2.2(d) with respect to Lead Investor

By:	/s/ Siddhartha D. Pagidipati
Name:	Siddhartha D. Pagidipati
Title:	Manager

[Signature Page to Note Purchase Agreement]

SCHEDULE I
PURCHASER ALLOCATIONS

Purchaser (1)	Address (2)	FILO C Note Principal Amount (3)	JSC Note Principal Amount (4)	Management JSC Notes Principal Amount (5)
TASCR VENTURES, LLC	TASCR VENTURES, LLC
1010 N. Florida Avenue
Tampa, FL 33602
Attn: Alex Chang
TEL: 407-443-3444
Email: alex@ayon.com

Retail Ecommerce Ventures, LLC
1680 Michigan Avenue, Suite 700
Miami Beach, FL 33139
Attn: Maya Burkenroad, Chief Operating Officer
Email: maya.burkenroad@retailcommerceventures.com; TASCR@retailcommerceventures.com with a copy to (which copy shall not constitute notice)

Barnett Kirkwood Koche Long & Foster
601 Bayshore Blvd., Suite 700
Tampa, FL 33606
Attn: David L. Koche
TEL: 813-253-2020
Email: dkoche@barnettbolt.com

Taft Stettinius & Hollister LLP
200 Public Square, Suite 3500
Cleveland, OH 44114
Attn: Mark F. Fazio
TEL: 216-706-3865
	Email: mfazio@taftlaw.com	$7,500,000	$24,500,000	--
Fred Hand	Tuesday Morning, Inc. 6250 LBJ Freeway Dallas, TX 75240 Email: legal@tuesdaymorning.com	--	--	$1,705,000

Purchaser (1)	Address (2)	FILO C Note Principal Amount (3)	JSC Note Principal Amount (4)	Management JSC Notes Principal Amount (5)
Paul Metcalf	Tuesday Morning, Inc. 6250 LBJ Freeway Dallas, TX 75240 Email: legal@tuesdaymorning.com	--	--	$600,000
Marc Katz	Tuesday Morning, Inc. 6250 LBJ Freeway Dallas, TX 75240 Email: legal@tuesdaymorning.com	--	--	$250,000
Brigham Young	Tuesday Morning, Inc. 6250 LBJ Freeway Dallas, TX 75240 Email: legal@tuesdaymorning.com	--	--	$250,000
Philip Hixon	Tuesday Morning, Inc. 6250 LBJ Freeway Dallas, TX 75240 Email: legal@tuesdaymorning.com	--	--	$60,000
William Baumann	Tuesday Morning, Inc. 6250 LBJ Freeway Dallas, TX 75240 Email: legal@tuesdaymorning.com	--	--	$50,000

Purchaser (1)	Address (2)	FILO C Note Principal Amount (3)	JSC Note Principal Amount (4)	Management JSC Notes Principal Amount (5)
Mindi Coday	Tuesday Morning, Inc. 6250 LBJ Freeway Dallas, TX 75240 Email: legal@tuesdaymorning.com	--	--	$30,000
Shelly Trosclair	Tuesday Morning, Inc. 6250 LBJ Freeway Dallas, TX 75240 Email: legal@tuesdaymorning.com	--	--	$50,000
Louis Ansara	Tuesday Morning, Inc. 6250 LBJ Freeway Dallas, TX 75240 Email: legal@tuesdaymorning.com	--	--	$15,000
Martin Lewis	Tuesday Morning, Inc. 6250 LBJ Freeway Dallas, TX 75240 Email: legal@tuesdaymorning.com	--	--	$20,000
Jennyfer Barber Gray	Tuesday Morning, Inc. 6250 LBJ Freeway Dallas, TX 75240 Email: legal@tuesdaymorning.com	--	--	$20,000

Exhibit A

Form of FILO C Note

Exhibit B

Form of Registration Rights Agreement

FORM OF FILO C NOTE

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXCHANGEABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXCHANGE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES. ANY TRANSFEREE OF THIS SECURITY SHOULD CAREFULLY REVIEW THE TERMS OF THIS SECURITY, INCLUDING SECTIONS 3(c)(iii) AND 18(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS SECURITY AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON EXCHANGE HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS SECURITY.

THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), [●], A REPRESENTATIVE OF THE ISSUER HEREOF WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS SECURITY, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). [HE]/[SHE] MAY BE REACHED AT TELEPHONE NUMBER [●].

Tuesday Morning, Inc.

FILO C NOTE

Issuance Date: September [ ], 2022	Original Principal Amount: U.S. $[ ]

FOR VALUE RECEIVED, Tuesday Morning, Inc., a Texas corporation (the “Issuer”), hereby promises to pay to [PURCHASER] or registered assigns (the “Holder”) in cash and/or in shares of Common Stock (as defined below) the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, exchange or otherwise and as increased pursuant to Section 2(a) hereof, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, exchange, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the Interest Rate plus, without duplication, any other amounts accrued pursuant to Section 2(b) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, exchange, redemption or otherwise (in each case in accordance with the terms hereof). This FILO C Note (including all FILO C Notes issued in exchange, transfer or replacement hereof, this “FILO C Note”) is one of an issue of the “FILO C Notes” issued on the Closing Date pursuant to the Note Purchase Agreement. Certain capitalized terms used herein are defined in Section 30.

1.            PAYMENTS OF PRINCIPAL. Unless previously prepaid, redeemed, or exchanged as provided herein, on the Maturity Date, the Issuer shall pay to the Holder an amount in cash representing all outstanding Principal and accrued and unpaid Interest. The “Maturity Date” shall mean the earlier of (a) December 31, 2027 and (b) while the FILO B Obligations remain outstanding, the maturity date of the FILO B Obligations, as such earlier date may be extended at the option of the Holder. Other than as specifically permitted by this FILO C Note, the Issuer may not prepay any portion of the outstanding Principal or accrued and unpaid Interest.

(a)            Securities Contract. The Issuer and the Holder hereby acknowledge and agree that the Note Purchase Agreement is a “securities contract” as defined in 11 U.S.C. § 741 and that the Holder shall have all rights in respect of this FILO C Note and the Note Purchase Agreement as are set forth in 11 U.S.C. § 555 and 11 U.S.C. § 362(b)(6), which are hereby incorporated in this FILO C Note and made a part hereof as if such provisions were set forth herein.

(b)            Order of Exchange and/or Redemption. Notwithstanding anything herein to the contrary (but subject to the terms of each Intercreditor Agreement), with respect to any partial exchange or redemption hereunder, as applicable, the Issuer shall exchange or redeem, as applicable, First, all accrued and unpaid Interest hereunder and under any Other Notes constituting [FILO C Notes]1 [JSC Notes or Management JSC Notes]2 held by such Holder; Second, all other amounts owed (other than Principal) hereunder and under any Other Notes constituting [FILO C Notes]3 [JSC Notes or Management JSC Notes]4 held by such Holder; and Third, all Principal outstanding hereunder and under any Other Notes constituting [FILO C Notes]5 [JSC Notes or Management JSC Notes]6 held by such Holder, in each case, immediately prior to any such exchange or redemption, as applicable, in each case, allocated pro rata among this [FILO C Note] and such Other Notes constituting [FILO C Notes]7 [JSC Notes or Management JSC Notes]8 held by such Holder.

2.            INTEREST.

(a)            Payment of Interest. From and after the Issuance Date, Interest shall accrue hereunder at a rate equal to the Interest Rate and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable, if applicable, in arrears on the last Business Day of any Semi-Annual Period during which Interest accrues hereunder (an “Interest Date”) to the record holder of this FILO C Note as of such Interest Date in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Issuer; provided, however, that with respect to the Interest payable on any Interest Date on or prior to the second anniversary of the Closing Date, the Issuer may, in lieu of paying all or a portion of such Interest in cash, elect to increase the Principal by an amount equal to all or a portion of such Interest (such election, the “Interest Conversion Election” and such amount, the “Interest Conversion Amount”). Notwithstanding the foregoing, in the event that as of any Interest Date, all or any portion of accrued and outstanding Interest is not permitted to be paid in cash pursuant to the terms of each Intercreditor Agreement (any such event, an “Interest Payment Blockage Event”), the Principal shall be deemed to be increased by an amount equal to such Interest and shall be deemed included in the Interest Conversion Amount (regardless of whether the Issuer shall have made an Interest Conversion Election or delivered an Interest Conversion Election Notice). Any portion of the Interest not included (or deemed included) in the Interest Conversion Amount shall be payable on the applicable Interest Date in cash. The decision whether to make an Interest Conversion Election shall be at the sole discretion of the Issuer; provided, that the Issuer shall give the Holder a written notice of its Interest Conversion Election (an “Interest Conversion Election Notice”) at least ten (10) Trading Days prior to the applicable Interest Date. Except to the extent provided herein with respect to an Interest Payment Blockage Event, the Issuer’s failure to timely deliver an Interest Conversion Election Notice to the Holder shall be deemed an election by the Issuer to pay the full amount of the Interest on such Interest Date in cash; provided that, notwithstanding anything to the contrary herein, the Issuer shall be deemed to have made an Interest Conversion Election with respect to each Interest Date occurring prior to the delivery of a Cash Interest Election Notice. Any Interest Conversion Amount added to the Principal pursuant to an Interest Conversion Election shall, from and after the applicable Interest Date, be deemed part of the Principal, and Interest shall begin to accrue thereon on the Interest Date on which such Interest Conversion Amount would otherwise have been payable if no Interest Conversion Election had been made. Subject to the terms of each Intercreditor Agreement, accrued and unpaid Interest, if any, shall also be payable prior to an Interest Date by way of inclusion of the Interest in the Exchange Amount (as defined in Section 3(b)(i)) on each (i) Exchange Date (as defined in Section 3(c)(i)) in accordance with Section 3(c)(i) and/or (ii) upon any redemption hereunder occurring prior to the Maturity Date, including, without limitation, upon a Bankruptcy Event of Default redemption.

1 [Include in FILO C Notes.]

2 [Include in non-FILO C Notes.]

3 [Include in FILO C Notes.]

4 [Include in non-FILO C Notes.]

5 [Include in FILO C Notes.]

6 [Include in non-FILO C Notes.]

7 [Include in FILO C Notes.]

8 [Include in non-FILO C Notes.]

2

(b)            Default Rate. Notwithstanding the foregoing, if (x) any Principal of or Interest on this FILO C Note or any fees or premiums or other amount payable by the Issuer hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise or (y) any Event of Default exists, then, in each case, all outstanding amounts hereunder shall bear Interest, after as well as before judgment, at a rate per annum equal to 2.00% (the “Default Rate”) plus the Note Interest Rate. For the avoidance of doubt, interest pursuant to this Section 2(b) shall be paid at the times and in the manner set forth in Section 2(a).

3.            EXCHANGE OF NOTES. At any time or times after the Issuance Date, this FILO C Note shall be exchangeable into shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a)            Exchange Right. At any time or times on or after the Issuance Date, the Holder shall be entitled to exchange any portion of the outstanding and unpaid Exchange Amount for duly authorized, validly issued, fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Exchange Rate (as defined below); provided that until stockholder approval of the Certificate of Incorporation Amendment, no more than 90,000,000 shares of Common Stock may be issued upon exchange of the FILO C Notes and the Other Notes. The Issuer shall cause Parent not to issue any fraction of a share of Common Stock upon any Exchange. If the exchange would result in the issuance of a fraction of a share of Common Stock, the Issuer shall round such fraction of a share of Common Stock up to the nearest whole share. The Issuer shall pay, or cause to be paid, any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon exchange of any Exchange Amount.

(b)            Exchange Rate. The number of shares of Common Stock issuable upon exchange of any Exchange Amount pursuant to Section 3(a) (the “Exchange Rate”) shall be determined by dividing (x) such Exchange Amount by (y) the Exchange Price.

(i)            “Exchange Amount” means the sum of (A) the portion of the Principal to be exchanged, redeemed or otherwise with respect to which this determination is being made and (B) accrued and unpaid Interest, if any, with respect to such Principal.

(ii)            “Exchange Price” means, as of any Exchange Date or other date of determination, $0.077, subject to adjustment as provided herein.

(c)            Mechanics of Exchange.

(i)            Optional Exchange. To exchange any Exchange Amount for shares of Common Stock on any date (an “Exchange Date”), the Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for delivery on or prior to 5:00 p.m., New York time, on such date, a copy of an executed notice of exchange in the form attached hereto as Exhibit I (an “Exchange Notice”) to the Issuer and (B) if required by Section 3(c)(iii), but without delaying the Issuer’s obligation to deliver shares of Common Stock on the applicable Share Delivery Date (as defined below), surrender this FILO C Note to a common carrier for delivery to the Issuer as soon as practicable on or following such date (or an indemnification undertaking with respect to this FILO C Note in the case of its loss, theft, destruction or mutilation in compliance with the procedures set forth in Section 18(b)). No ink-original Exchange Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exchange Notice be required. On or before the first (1st) Business Day following the date of delivery of an Exchange Notice, the Issuer shall transmit by facsimile or electronic mail a confirmation of receipt of such Exchange Notice to the Holder and Parent’s transfer agent for the Common Stock (the “Transfer Agent”). On or before the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case, following the date on which the Holder has delivered an Exchange Notice to the Issuer (a “Share Delivery Date”), the Issuer shall cause to be issued in uncertificated book-entry form the number of shares of Common Stock to which the Holder shall be entitled and evidence thereof shall be promptly delivered by the Transfer Agent to the Holder. If requested by the Holder, the Issuer shall cause to be issued and delivered to the address as specified in the Exchange Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this FILO C Note is physically surrendered for exchange as required by Section 3(c)(iii) and the outstanding Principal of this FILO C Note is greater than the Principal portion of the Exchange Amount being exchanged, then the Issuer shall as soon as practicable and in no event later than three (3) Business Days after delivery of this FILO C Note and at its own expense, issue and deliver to the Holder a new FILO C Note (in accordance with Section 18(d)) representing the outstanding Principal not exchanged. The Person or Persons entitled to receive the shares of Common Stock issuable upon an exchange of this FILO C Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the applicable Exchange Date, irrespective of the date such Exchange Shares are credited to the Holder’s account with The Depository Trust Company (the “DTC”) or the date of delivery of the certificates evidencing such Exchange Shares, as the case may be.

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(ii)            Issuer’s Failure to Timely Exchange. If the Issuer shall fail on or prior to the applicable Share Delivery Date to issue and deliver (or cause to be issued and delivered) the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exchange of any Exchange Amount (an “Exchange Failure”), then the Holder, upon written notice to the Issuer, may void its Exchange Notice with respect to, and retain or have returned, as the case may be, any portion of this FILO C Note that has not been exchanged pursuant to such Exchange Notice; provided that the voiding of an Exchange Notice shall not affect the Issuer’s obligations to make any payments which have accrued prior to the date of such notice.

(iii)            Registration; Book-Entry. The Issuer shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each FILO C Note and the Principal (and stated interest thereon) held by such holders (the “Registered FILO C Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Issuer and the holders of each FILO C Note shall treat each Person whose name is recorded in the Register as the owner of a FILO C Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest, if any, hereunder, notwithstanding notice to the contrary. A Registered FILO C Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered FILO C Note by the Holder, the Issuer shall record the information contained therein in the Register and issue one or more new Registered FILO C Notes in the same aggregate Principal amount as the Principal amount of the surrendered Registered FILO C Note to the designated assignee or transferee pursuant to Section 18. Notwithstanding anything to the contrary set forth herein, upon exchange of any portion of this FILO C Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this FILO C Note to the Issuer unless (A) the full Exchange Amount represented by this FILO C Note is being exchanged or (B) the Holder has provided the Issuer with prior written notice (which notice may be included in an Exchange Notice) requesting reissuance of this FILO C Note upon physical surrender of this FILO C Note. The Holder and the Issuer shall maintain records showing the Principal and Interest exchanged and/or paid (as the case may be) and the dates of such exchanges and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Issuer, so as not to require physical surrender of this FILO C Note upon exchange. If the Issuer does not update the Register to record such Principal and Interest exchanged and/or paid (as the case may be) and the dates of such exchanges and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

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(iv)            Pro Rata Exchange; Disputes. In the event that the Issuer receives an Exchange Notice from the Holder and one or more holders of Other Notes for the same Exchange Date and the Issuer can exchange some, but not all, of such portions of this FILO C Note and/or Other Notes submitted for exchange, the Issuer shall exchange from the Holder and each holder of Other Notes electing to have Notes exchanged on such date a pro rata portion of this FILO C Note and the Holder’s Other Notes submitted for exchange based on the Principal amount of this FILO C Note and the Other Notes submitted for exchange on such date by the Holder relative to the aggregate Principal amount of this FILO C Note and all Other Notes submitted for exchange on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with an exchange of this FILO C Note, the Issuer shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

4.            RIGHTS UPON EVENT OF DEFAULT.9

(a)            Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (xiii) and (xiv) shall constitute a “Bankruptcy Event of Default”:

(i)            (A) the suspension of the Common Stock from trading on an Eligible Market for a period of two (2) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period or (B) the failure of the Common Stock to be listed on an Eligible Market;

9 [NTD: Events of Default to be updated to reflect any relevant changes to the Term Loan in the Term Loan Amendment.]

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(ii)            the Issuer’s (A) failure to cure an Exchange Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Exchange Date or (B) notice, written or oral, to the Holder or any holder of the Other Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for exchange of this FILO C Note or any Other Note into shares of Common Stock that is tendered in accordance with the provisions of this FILO C Note or analogous provisions under such Other Note;

(iii)            [reserved];

(iv)            the Issuer fails to remove (or cause to be removed) any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon exchange of any Securities and when required by such Securities or any other Transaction Document, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) consecutive Trading Days;

(v)            any representation or warranty made or deemed made by any Note Party in any Note Document, or in any certificate or other instrument required to be given by any Note Party in writing furnished in connection with or pursuant to any Note Document, shall prove to have been false or misleading in any material respect when so made, deemed made pursuant to the terms of the Note Documents or so furnished by such Note Party;

(vi)            default shall be made in the payment of any Principal or Interest of this FILO C Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(vii)            default shall be made in the payment of any fee or any other amount (other than an amount referred to in Section 4(a)(vi)) due under any Note Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three (3) Business Days;

(viii)            (A) default shall be made in the due observance or performance by the Note Parties of any covenant, condition or agreement contained in Sections 5.05(a), 5.07 or in Article VI of the Term Loan Agreement in the form incorporated into the Note Purchase Agreement pursuant to Section 3.12 thereof, (B) any breach or failure to comply with Section 14(a), and such breach or failure shall continue for a period of more than forty-five (45) days, (C) any breach or failure to comply with Section 14(b) or (D) the FILO C-1 Deficiency Reserve and/or the FILO C-2 Deficiency Reserve (in each case as defined in the ABL Credit Agreement as in effect on the Issuance Date) shall not be implemented or maintained, as and when applicable;

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(ix)            default shall be made in the due observance or performance by any Note Party or any of its Subsidiaries of any covenant, condition or agreement contained in any Transaction Document (other than those specified in Sections 4(a)(vi), 4(a)(vii) or 4(a)(viii)) and such default shall continue unremedied for a period of thirty (30) days after the earlier of (A) written notice thereof from the Collateral Agent or the Required Holders to the Issuer or (B) any Responsible Officer of a Note Party obtaining knowledge of such breach or default;

(x)            [(i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) Parent, the Issuer, or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this Section 4(a)(x) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted under the Note Documents; provided, further, that any such failure is unremedied and not waived by the holders of such Indebtedness prior to the acceleration of this FILO C Note pursuant to this Section 4;]10 [(i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness (other than the ABL Loan Obligations, the Term Loan Obligations or the FILO C Notes Obligations) or any trustee or agent on its or their behalf to cause any such Material Indebtedness (other than the ABL Loan Obligations, the Term Loan Obligations or the FILO C Notes Obligations) to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) Parent, the Issuer, or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness (other than the ABL Loan Obligations) at the stated final maturity thereof; provided, that this Section 4(a)(x) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted under the Note Documents; provided, further, that any such failure is unremedied and not waived by the holders of such Material Indebtedness prior to the acceleration of this FILO C Note pursuant to this Section 4;]11

10 [NTD: To be inserted in FILO C Notes.]

11 [NTD: To be inserted in non-FILO C Notes.]

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(xi)            any event or condition that results in any Other Note [that is a JSC Note or a Management JSC Note]12 becoming due prior to its schedules maturity;

(xii)            there shall have occurred a Fundamental Transaction;

(xiii)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Parent, the Issuer or any Subsidiary, or of a substantial part of the property or assets of Parent, the Issuer or any material Subsidiary, under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, the Issuer or any Subsidiary or for a substantial part of the property or assets of Parent, the Issuer or any such Subsidiary or (iii) the winding-up or liquidation of Parent, the Issuer or any Subsidiary (except, in the case of any such Subsidiary, in a transaction permitted by Section 6.05 of the Term Loan Agreement in the form incorporated into the Note Purchase Agreement pursuant to Section 3.12 thereof); and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(xiv)            Parent, the Issuer or any Subsidiary, shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in Section 4(a)(xiii), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, the Issuer or any such Subsidiary or for a substantial part of the property or assets of Parent, the Issuer or any such Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(xv)            the failure by Parent, the Issuer or any Subsidiary to pay one (1) or more final judgments aggregating in excess of $7.5 million [$8.25 million]13 (to the extent not covered by third-party insurance as to which the insurer has been notified of such judgment and does not deny coverage), which judgments are not discharged or effectively waived or stayed for a period of sixty (60) consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Parent, the Issuer or any Subsidiary to enforce any such judgment;

(xvi)            (i) an ERISA Event and/or a Foreign Plan Event (each, as defined in the Term Loan Agreement as in effect on the Issuance Date) shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Plan(s) (as defined in the Term Loan Agreement as in effect on the Issuance Date) or (iii) any Note Party or any ERISA Affiliate (as defined in the Term Loan Agreement as in effect on the Issuance Date) shall have been notified by the sponsor of a Multiemployer Plan (as defined in the Term Loan Agreement as in effect on the Issuance Date) that it has incurred or will be assessed Withdrawal Liability (as defined in the Term Loan Agreement as in effect on the Issuance Date) to such Multiemployer Plan (as defined in the Term Loan Agreement as in effect on the Issuance Date) and such Person does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

12 [NTD: To be inserted in non-FILO C Notes.]

13 To be included in non-FILO C Notes.

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(xvii)            (i) any Note Document shall for any reason cease to be, or shall be asserted in writing by Parent, the Issuer or any Subsidiary not to be, a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to Parent, the Issuer and the Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by Parent, the Issuer or any other Note Party not to be (other than in a notice to the Collateral Agent to take requisite actions to perfect such Lien), a valid and perfected security interest (perfected as and having the priority required by the Note Documents and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent (x) any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement, (y) such loss is covered by a lender’s title insurance policy as to which the insurer has been notified of such loss and does not deny coverage and the Required Holders shall be reasonably satisfied with the credit of such insurer or (z) such loss of perfected security interest may be remedied by the filing of appropriate documentation without the loss of priority or (iii) the guarantees pursuant to the Security Documents by Parent, the Issuer or the Subsidiary Guarantors of any of the FILO C Notes Obligations [JSC Notes Obligations]14 [Management JSC Notes Obligations]15 shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Parent or the Issuer or any Subsidiary Guarantor not to be in effect or not to be legal, valid and binding obligations.

(b)            Redemption Right. Upon the occurrence of an Event of Default with respect to this FILO C Note, the Issuer shall within one (1) Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (an “Event of Default Notice”) to the Holder. Subject to the terms of each Intercreditor Agreement, at any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Issuer to redeem all (but not less than all) of this FILO C Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Issuer. Subject to the terms of each Intercreditor Agreement, each portion of this FILO C Note subject to redemption by the Issuer pursuant to this Section 4(b) shall be redeemed by the Issuer in cash by wire transfer of immediately available funds at a price equal to (x) 100% of the Principal being redeemed plus (y) accrued and unpaid interest thereon (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 10. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this FILO C Note by the Issuer, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, until the Event of Default Redemption Price is paid in full, the Exchange Amount submitted for redemption under this Section 4(b) may be exchanged, in whole or in part, by the Holder for Common Stock pursuant to Section 3. The parties hereto agree that in the event of the Issuer’s redemption of any portion of this FILO C Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Event of Default redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Notwithstanding anything to the contrary contained herein, any exercise of remedies pursuant to this Section 4(b) shall be subject to Section 6.3 of the Note Purchase Agreement.

14 [NTD: To be inserted in JSC Notes.]

15 [NTD: To be inserted in Management JSC Notes.]

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(c)            Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any exchange that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, subject to the terms of each Intercreditor Agreement, the Issuer shall immediately pay to the Holder an amount in cash representing (x) 100% of all outstanding Principal plus (y) accrued and unpaid Interest, if any, in addition to any and all other amounts due hereunder (the “Bankruptcy Event of Default Redemption Price”), without the requirement for any notice or demand or other action by the Holder or any other Person; provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to exchange, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

(d)            Subject to the terms of the Intercreditor Agreements and the provisions of Section 6.3(b) of the Note Purchase Agreement, upon the occurrence of an Event of Default, the Holder shall (through the Collateral Agent to the extent applicable) have all rights and remedies under the other Note Documents at law or in equity.

5.            RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE IN CONTROL.

(a)            Fundamental Transaction. Subject to the terms of each Intercreditor Agreement, if, at any time while this FILO C Note is outstanding, a Fundamental Transaction occurs or is consummated, then, to the extent then permitted under applicable Laws, upon any subsequent exchange of this FILO C Note, the Holder shall have the right to receive, for each share of Common Stock that would have been issuable upon such exchange immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash, assets or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Common Stock for which this FILO C Note is exchangeable immediately prior to such Fundamental Transaction (the “Alternate Consideration”). No such Fundamental Transaction shall occur unless prior to or simultaneously with the consummation thereof, any successor to the Issuer or the Parent or the surviving entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this FILO C Note.

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(b)            Change in Control Redemption Right. No sooner than twenty (20) days nor later than fifteen (15) days prior to the consummation of a Change in Control, but not prior to the public announcement of such Change in Control, the Issuer shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the Holder (a “Change in Control Notice”). Subject to the terms of each Intercreditor Agreement, at any time during the period beginning on the earliest to occur of (x) any oral or written agreement by Parent or any other Note Party, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change in Control, (y) the Holder becoming aware of a Change in Control if the Change in Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and (z) the Holder’s receipt of a Change in Control Notice and ending twenty (20) Trading Days after the date of the consummation of such Change in Control, the Holder may require the Issuer to redeem (a “Change in Control Redemption”) all or any portion of this FILO C Note by delivering written notice thereof (“Change in Control Redemption Notice”) to the Issuer, which Change in Control Redemption Notice shall indicate the Exchange Amount the Holder is electing to require the Issuer to redeem. Subject to the terms of each Intercreditor Agreement, the portion of this FILO C Note subject to redemption pursuant to this Section 5(b) shall be redeemed by the Issuer in cash by wire transfer of immediately available funds at a price equal to the Exchange Amount being redeemed (the “Change in Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 10 and shall have priority to payments to stockholders of the Issuer in connection with a Change in Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this FILO C Note by the Issuer, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, until the Change in Control Redemption Price is paid in full, the Exchange Amount submitted for redemption under this Section 5(b) may be exchanged, in whole or in part, by the Holder for Common Stock pursuant to Section 3. The parties hereto agree that in the event of the Issuer’s redemption of any portion of this FILO C Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Change in Control redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

6.            DISTRIBUTION OF ASSETS; RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS.

(a)            Distribution of Assets. If Parent shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) pro rata to all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property, Options, evidence of Indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete exchange of this FILO C Note immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions.

(b)            Purchase Rights. If at any time Parent grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exchange of this FILO C Note immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

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7.            ADJUSTMENTS TO EXCHANGE PRICE. The Exchange Price will be subject to adjustment from time to time as provided in this Section 7.

(a)            Adjustment of Exchange Price upon Issuance of Common Stock. If Parent issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, or Parent publicly announces the issuance or sale of, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of Parent, but excluding shares of Common Stock issued or sold, or in accordance with this Section 7(a) deemed to have been issued or sold, by Parent (x) in connection with any Excluded Securities, (y) for which the Holder received a Distribution in at least an equivalent amount pursuant to Section 6(a) and (z) adjusting the Exchange Price pursuant to Section 7(b)), for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exchange Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Exchange Price then in effect shall be reduced to an amount equal to a price determined by multiplying the Applicable Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so issued would purchase at the Applicable Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such additional shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all securities convertible or exchangeable for shares of Common Stock had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of Common Stock had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date. For purposes of determining the adjusted Exchange Price under this Section 7(a), the following shall be applicable:

(i)            Issuance of Options. If Parent in any manner grants or sells, or Parent publicly announces the issuance or sale of, any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by Parent at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by Parent with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by Parent with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exchange Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)            Issuance of Convertible Securities. If Parent in any manner issues or sells, or Parent publicly announces the issuance or sale of, any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by Parent at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange or exercise thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by Parent with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security less any consideration paid or payable by Parent with respect to such one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Exchange Price shall be made upon the actual issuance of such shares of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exchange Price has been or is to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Exchange Price shall be made by reason of such issue or sale.

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(iii)            Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for shares of Common Stock increases or decreases at any time, the Exchange Price in effect at the time of such increase or decrease shall be adjusted to the Exchange Price that would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(a) shall be made if such adjustment would result in an increase of the Exchange Price then in effect.

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(iv)            Calculation of Consideration Received. If any Option and/or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of Parent (as determined by the Holder, the “Primary Security”, and together with such Option and/or Convertible Security, each a “Unit”), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of Parent either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lowest of (x) the purchase price of such Unit, (y) if such Primary Security is an Option and/or Convertible Security, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Section 7(a)(i) or 7(a)(ii) above and (z) the lowest Weighted Average Price of the Common Stock on any Trading Day during the three (3) Trading Day period immediately following the public announcement of such Dilutive Issuance (for the avoidance of doubt, if such public announcement is released prior to the opening of the Principal Market on a Trading Day, such Trading Day shall be the first Trading Day in such three (3) Trading Day period). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by Parent therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by Parent will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by Parent will be the Closing Price of such publicly traded securities on the date of receipt of such publicly traded securities. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which Parent is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Issuer and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Issuer and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Issuer. Notwithstanding anything to the contrary contained in this Section 7(a), if the New Issuance Price calculated pursuant to this Section 7(a) would result in a price less than $0.01, the New Issuance Price shall be deemed to be $0.01.

(v)            Record Date. If Parent takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vi)            No Readjustments. For the avoidance of doubt, in the event the Exchange Price has been adjusted pursuant to this Section 7(a) and the Dilutive Issuance that triggered such adjustment does not occur, is not consummated, is unwound or is cancelled after the facts for any reason whatsoever, in no event shall the Exchange Price be readjusted to the Exchange Price that would have been in effect if such Dilutive Issuance had not occurred or been consummated.

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(b)               Adjustment of Exchange Price upon Subdivision or Combination of Common Stock. If Parent at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exchange Price in effect immediately prior to such subdivision will be proportionately reduced. If Parent at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exchange Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 7(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

8.                  NONCIRCUMVENTION. The Issuer hereby covenants and agrees that neither the Issuer nor Parent will, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this FILO C Note, and will at all times in good faith carry out all of the provisions of this FILO C Note and take all action as may be required to protect the rights of the Holder of this FILO C Note.

9.                  RESERVATION OF AUTHORIZED SHARES.

(a)               Reservation. So long as any of this FILO C Note or the Other Notes are outstanding, the Issuer shall, and shall cause Parent to, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the exchange of this FILO C Note and the Other Notes a number of shares as shall be necessary to effect the exchange in full of this FILO C Note and the Other Notes pursuant to the terms hereof and thereof (the “Required Reserve Amount”).

(b)               Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding Parent does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exchange of the Notes at least a number of shares of Common Stock equal to the applicable Required Reserve Amount (an “Authorized Share Failure”), then Parent shall immediately take all action necessary to increase Parent’s authorized shares of Common Stock to an amount sufficient to allow Parent to reserve the applicable Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Issuer shall cause Parent to either (x) obtain the majority written consent of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and provide each stockholder of Parent with an information statement, to the extent required by applicable Law, or (y) hold a meeting of Parent’s stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Issuer shall cause Parent to provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause Parent’s Board of Directors to recommend to the stockholders that they approve such proposal. If, despite Parent’s reasonable best efforts, approval of an increase in the number of authorized shares of Common Stock is not obtained, the Issuer shall cause Parent to hold an additional meeting of its stockholders every ninety (90) days until such approval is obtained. Notwithstanding the foregoing, the procedures set forth in Section 5.1 of the Note Purchase Agreement shall apply to resolving the Authorized Share Failure that exists as of the Closing Date in lieu of the procedures set forth in this Section 9(b).

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10.              REDEMPTIONS.

(a)               Mechanics. The Issuer shall deliver the applicable Event of Default Redemption Price to the Holder within three (3) Business Days after the Issuer’s receipt of the Holder’s Event of Default Redemption Notice; provided that upon a Bankruptcy Event of Default, the Issuer shall deliver the applicable Bankruptcy Event of Default Redemption Price in accordance with Section 4(c) (as applicable, the “Event of Default Redemption Date”). If the Holder has submitted a Change in Control Redemption Notice in accordance with Section 5(b), the Issuer shall deliver the applicable Change in Control Redemption Price to the Holder (i) concurrently with the consummation of such Change in Control if such notice is received prior to the consummation of such Change in Control and (ii) within three (3) Business Days after the Issuer’s receipt of such notice otherwise (such date, the “Change in Control Redemption Date”). Subject to the terms of each Intercreditor Agreement, the Issuer shall pay the applicable Redemption Price to the Holder in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the holder in writing to the Issuer on the applicable due date. In the event of a redemption of less than all of the Exchange Amount of this FILO C Note, the Issuer shall promptly cause to be issued and delivered to the Holder a new FILO C Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed and any accrued Interest on such Principal which shall be calculated as if no Redemption Notice has been delivered. In the event that the Issuer does not pay a Redemption Price to the Holder within the time period required, at any time thereafter and until the Issuer pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Issuer to promptly return to the Holder all or any portion of this FILO C Note representing the Exchange Amount that was submitted for redemption and for which the applicable Redemption Price has not been paid. Upon the Issuer’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Exchange Amount, (y) the Issuer shall immediately return this FILO C Note, or issue a new FILO C Note (in accordance with Section 18(d)) to the Holder representing such Exchange Amount to be redeemed and (z) the Exchange Price of this FILO C Note or such new FILO C Notes shall be adjusted to the lesser of (A) the Exchange Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Issuer and ending on and including the date on which the applicable Redemption Notice is voided.

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(b)               Redemption by Other Holders. Upon the Issuer’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) or pursuant to corresponding provisions set forth in the Other Notes (each, an “Other Redemption Notice”), the Issuer shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile or electronic mail a copy of such notice. Subject to the terms of each Intercreditor Agreement, if the Issuer receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date that is three (3) Business Days prior to the Issuer’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three (3) Business Days after the Issuer’s receipt of the Holder’s Redemption Notice and the Issuer is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Issuer shall redeem a pro rata amount from the Holder and each holder of the Other Notes based on the Principal amount of this FILO C Note and the Other Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Issuer during such seven (7) Business Day period.

(c)               Insufficient Assets. If upon a Redemption Date, the assets of the Issuer are insufficient to pay the applicable Redemption Price, the Issuer shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the applicable Redemption Price, (ii) redeem out of all such assets available therefor on the applicable Redemption Date the maximum possible portion of the applicable Redemption Price that it can redeem on such date, a pro rata among the Holder and the holders of the Other Notes to be redeemed in proportion to the aggregate Principal amount of this FILO C Note and the Other Notes outstanding on the applicable Redemption Date and (iii) following the applicable Redemption Date, at any time and from time to time when additional assets of the Issuer become available to pay the balance of the applicable Redemption Price of this FILO C Note and the Other Notes, the Issuer shall use such assets, at the end of the then current fiscal quarter, to pay the balance of such Redemption Price of this FILO C Note and the Other Notes, or such portion thereof for which assets are then available, on the basis set forth above at the applicable Redemption Price, and such assets will not be used prior to the end of such fiscal quarter for any other purpose. Interest on the Principal amount of this FILO C Note and the Other Notes that have not been redeemed shall continue to accrue until such time as the Issuer redeems this FILO C Note and the Other Notes. Subject to the terms of each Intercreditor Agreement, the Issuer shall pay to the Holder the applicable Redemption Price without regard to the legal availability of funds unless expressly prohibited by applicable Law or unless the payment of the applicable Redemption Price could reasonably be expected to result in personal liability to the directors of the Issuer.

11.              VOTING RIGHTS. The Holder shall have no voting rights as the holder of this FILO C Note, except as required by law and as expressly provided in this FILO C Note or the other Transaction Documents.

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12.              SECURITY. This FILO C Note is secured to the extent and in the manner set forth herein and in the Security Documents.

13.              RANK. All payments due under this FILO C Note shall rank pari passu with all other senior Indebtedness of the Issuer and its Subsidiaries, subject to each Intercreditor Agreement.

14.              [NEGATIVE COVENANTS. Until all of the FILO C Notes have been exchanged, redeemed or otherwise satisfied in full in accordance with their terms (whether as a result of exchange or repayment in full of the principal thereof), without the prior written consent of the Required Holders, the Issuer shall not:

(a)               permit Availability (as defined in the ABL Credit Agreement as in effect on the Issuance Date) at any time to be less than the greater of (i) $7.5 million and (ii) 7.5% of the Modified Revolving Loan Cap (as defined in the ABL Credit Agreement as in effect on the Issuance Date);

(b)               amend or agree to amend the definition of “FILO C-1 Borrowing Base”, “FILO C-2 Borrowing Base”, “FILO C-1 Deficiency Reserve” or “FILO B Deficiency Reserve”, in each case as defined in the ABL Credit Agreement as in effect on the Issuance Date; or

(c)               notwithstanding anything to the contrary set forth in Section 3.12 of the Note Purchase Agreement, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), the Term Loan Obligations, except (i) the payment of regularly scheduled interest and principal payments, in each case, required under the Term Loan Agreement as in effect on the Issuance Date as and when due, (ii) payments permitted under the ABL Credit Agreement as in effect on the Issuance Date, and (iii) other payments consented to by Holders holding more than 50% of the aggregate principal amount of the FILO C Notes outstanding at such time.]16

15.              AFFIRMATIVE COVENANTS. Until all of the FILO C Notes have been exchanged, redeemed or otherwise satisfied in full in accordance with their terms (whether as a result of exchange or repayment in full of the principal thereof), unless otherwise agreed to by the Required Holders, the Issuer shall, and shall cause each other Note Party to, directly and indirectly, perform and observe the covenants contained in the Note Documents that are applicable to such Note Party.

16.              VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The written consent of the Required Holders shall be required for any change or amendment or waiver of any provision to this FILO C Note or any of the Other Notes; provided that, notwithstanding the foregoing, any amendment or waiver that (i) decreases or forgives the Principal amount of, or decreases the Interest Rate on, this FILO C Note, (ii) postpones the scheduled date of payment of the Principal amount of this FILO C Note, or any Interest hereon, or (iii) amends or modifies any provision of this FILO C Note relating to the exchange of this FILO C Note for shares of Common Stock in a manner adverse to the Holder (clauses (i), (ii) and (iii), each, a “Sacred Rights Amendment”), in each case, shall require the consent of the Holder and the Issuer only and not, for the avoidance of doubt, the Required Holders. Any change, amendment or waiver to any Note or Notes approved by the Issuer and the Required Holders in respect of a provision of another Note which is identical to a provision of this FILO C Note shall be binding on the Holder of this FILO C Note and all holders of the Other Notes; provided that this sentence shall not apply to any Sacred Rights Amendment; provided, further, that any change to this Section 16 in any Note shall require the consent of all Holders.

16 [NTD: Section 14 to only be included in the FILO C Notes.]

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17.              TRANSFER. This FILO C Note and any shares of Common Stock issued upon exchange of this FILO C Note may be offered, sold, assigned or transferred by the Holder without the consent of the Issuer, subject only to the provisions of Section 5.4 of the Note Purchase Agreement and as permitted by applicable Law.

18.              REISSUANCE OF THIS FILO C NOTE.

(a)               Transfer. Subject to the terms of each Intercreditor Agreement, if this FILO C Note is to be transferred, the Holder shall surrender this FILO C Note to the Issuer, whereupon the Issuer will forthwith issue and deliver upon the order of the Holder a new FILO C Note (in accordance with Section 18(d) and subject to Section 3(c)(iii)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new FILO C Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this FILO C Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following exchange or redemption of any portion of this FILO C Note, the outstanding Principal represented by this FILO C Note may be less than the Principal stated on the face of this FILO C Note.

(b)               Lost, Stolen or Mutilated Note. Upon receipt by the Issuer of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction or mutilation of this FILO C Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Issuer in customary form (but without any obligation to post a surety or other bond) and, in the case of mutilation, upon surrender and cancellation of this FILO C Note, the Issuer shall execute and deliver to the Holder a new FILO C Note (in accordance with Section 18(d)) representing the outstanding Principal.

(c)               Note Exchangeable for Different Denominations. This FILO C Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Issuer, for a new FILO C Note or FILO C Notes (in accordance with Section 18(d)) representing in the aggregate the outstanding Principal of this FILO C Note, and each such new FILO C Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)               Issuance of New Notes. Whenever the Issuer is required to issue a new FILO C Note pursuant to the terms of this FILO C Note, such new FILO C Note (i) shall be of like tenor with this FILO C Note, (ii) shall represent, as indicated on the face of such new FILO C Note, the Principal remaining outstanding (or in the case of a new FILO C Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new FILO C Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this FILO C Note immediately prior to such issuance of new FILO C Notes), (iii) shall have an issuance date, as indicated on the face of such new FILO C Note, which is the same as the Issuance Date of this FILO C Note, (iv) shall have the same rights and conditions as this FILO C Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

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19.              REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this FILO C Note shall be cumulative and in addition to all other remedies available under this FILO C Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Issuer to comply with the terms of this FILO C Note. The Issuer covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exchange and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Issuer (or the performance thereof). The Issuer acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Issuer therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

20.              PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. Subject to the terms of each Intercreditor Agreement, if (a) this FILO C Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this FILO C Note or to enforce the provisions of this FILO C Note or (b) there occurs any bankruptcy, reorganization, receivership of the Issuer or other proceedings affecting Issuer creditors’ rights and involving a claim under this FILO C Note, then the Issuer shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

21.              CONSTRUCTION; HEADINGS. This FILO C Note shall be deemed to be jointly drafted by the Issuer and all the Purchasers of the Notes and shall not be construed against any person as the drafter hereof. The headings of this FILO C Note are for convenience of reference and shall not form part of, or affect the interpretation of, this FILO C Note.

22.              FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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23.              DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Price or the Weighted Average Price or the arithmetic calculation of the Exchange Rate, the Exchange Price or any Redemption Price, the Issuer shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within one (1) Business Day of receipt, or deemed receipt, of the Exchange Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Issuer are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Issuer shall, within one (1) Business Day submit via facsimile or electronic mail (a) the disputed determination of the Closing Price or the Weighted Average Price to an independent, reputable investment bank selected by the Holder and approved by the Issuer, such approval not to be unreasonably withheld, conditioned or delayed, or (b) the disputed arithmetic calculation of the Exchange Rate, Exchange Price or any Redemption Price to an independent, outside accountant, selected by the Holder and approved by the Issuer, such approval not to be unreasonably withheld, conditioned or delayed. The Issuer, at the Issuer’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Issuer and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

24.              NOTICES; PAYMENTS.

(a)               Notices. Whenever notice is required to be given under this FILO C Note, unless otherwise provided herein, such notice shall be given in accordance with Section 6.7 of the Note Purchase Agreement. The Issuer shall provide the Holder with prompt written notice of all actions taken pursuant to this FILO C Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Issuer shall give written notice to the Holder (i) immediately upon any adjustment of the Exchange Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least five (5) Business Days prior to the date on which the Issuer closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)               Payments. Whenever any payment of cash is to be made by the Issuer to any Person pursuant to this FILO C Note, such payment shall be made in lawful money of the United States of America via wire transfer of immediately available funds by providing the Issuer with prior written notice setting out such request and the Holder’s wire transfer instructions; provided, that the Holder may elect to receive a payment of cash by a check drawn on the account of the Issuer and sent via overnight courier service to such Person at such address as previously provided to the Issuer in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on Schedule I attached to the Note Purchase Agreement). Whenever any amount expressed to be due by the terms of this FILO C Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

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25.              CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this FILO C Note have been paid in full, this FILO C Note shall automatically be deemed canceled, shall be surrendered to the Issuer for cancellation and shall not be reissued.

26.              WAIVER OF NOTICE. To the extent permitted by law, the Issuer hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this FILO C Note and the Note Purchase Agreement.

27.              GOVERNING LAW; JURISDICTION; JURY TRIAL. This FILO C Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this FILO C Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Issuer hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Issuer hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 6.7 of the Note Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Issuer in any other jurisdiction to collect on the Issuer’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE ISSUER AND THE HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS FILO C NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

28.              SEVERABILITY. If any provision of this FILO C Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this FILO C Note so long as this FILO C Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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29.              SOFR AMENDMENT. Notwithstanding anything to the contrary herein or in the Note Purchase Agreement, if the Holder determines in good faith that:

(a)               adequate and reasonable means do not exist for ascertaining SOFR for any applicable interest period because the SOFR quote on the applicable screen page (or other source) used to determine SOFR (“SOFR Screen Rate”) is not available or published on a current basis and such circumstances are unlikely to be temporary;

(b)               the administrator of the SOFR Screen Rate or a Governmental Authority having jurisdiction over the Holder has made a public statement identifying a specific date (“SOFR Scheduled Unavailability Date”) after which SOFR or the SOFR Screen Rate will no longer be available or used for determining the interest rate of loans; or

(c)               similar debt instruments then currently being executed generally, or debt instruments that include language similar to that contained in this Section are generally being amended to, incorporate or adopt a new benchmark interest rate to replace SOFR;

then, reasonably promptly after such determination, the Holder and the Issuer shall amend this FILO C Note to replace SOFR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated debt instruments for such alternative benchmarks (“SOFR Successor Rate”), together with any proposed SOFR Successor Rate Conforming Changes and the amendment shall be immediately effective.

If no SOFR Successor Rate has been determined and the circumstances under clause (a) above exist or the SOFR Scheduled Unavailability Date has occurred, the Holder will promptly notify the Issuer. Thereafter, the SOFR component shall no longer be used in determining the Note Interest Rate and the Holder will determine (in its reasonable judgment), after consultation with the Issuer, a temporary replacement for the SOFR component of the Note Interest Rate until a SOFR Successor Rate can be implemented.

30.              CERTAIN DEFINITIONS. Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement (whether directly or by reference to another agreement or document), and the following terms shall have the following meanings:

(a)               “Approved Stock Plan” shall mean any employee benefit plan that has been approved by the board of directors of Parent prior to or subsequent to the Subscription Date pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Issuer in their capacity as such.

(b)               “Bloomberg” shall mean Bloomberg Financial Markets.

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(c)               “Cash Interest Election Notice” shall mean a written notice delivered by the Issuer to the Holder stating that from and after the date of such notice the Issuer intends to pay interest hereunder on each Interest Date in cash unless the Holder delivers an Interest Conversion Notice in accordance with Section 2(a) with respect to an Interest Date.

(d)               “Change in Control” shall mean any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Equity Interests of Parent, Intermediate Holdings or the Issuer in which holders of Parent’s, Intermediate Holdings’ or the Issuer’s, as applicable, voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold, directly or indirectly, in all material respect, the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of Parent, Intermediate Holdings or the Issuer.

(e)               “Closing Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing price or last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the Pink Open Market (f/k/a OTC Pink) published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as mutually determined by the Issuer and the Holder. If the Issuer and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(f)                “Common Stock” means (i) Parent’s shares of Common Stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g)               “Convertible Securities” shall mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

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(h)               “Eligible Market” shall mean the Principal Market, The New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market, or the NYSE American.

(i)                 “Equity Interests” shall mean (a) all shares of capital stock (whether denominated as common capital stock or preferred capital stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, Options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(j)                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k)               “Exchange Shares” shall mean shares of Common Stock issuable by the Issuer pursuant to the terms of any of the Notes, including any related Interest so exchanged or redeemed.

(l)                 “Excluded Securities” shall mean (i) shares of Common Stock or standard options to purchase Common Stock issued to directors, officers or employees of Parent for services rendered to the Issuer in their capacity as such pursuant to an Approved Stock Plan, provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Subscription Date pursuant to this clause (i) do not, in the aggregate, exceed more than 5% of the Common Stock issued and outstanding immediately prior to the Subscription Date and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Purchasers; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered (other than in accordance with the terms thereof in effect as of the Issuance Date (without regard to any amendment or waiver thereof on or after the Issuance Date) from the conversion price in effect as of the Issuance Date, none of such Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Purchasers; or (iii) the shares of Common Stock issuable upon exchange of the Notes or otherwise pursuant to the terms of the Notes; provided, that the terms of the Notes are not amended, modified or changed on or after the Subscription Date (other than in accordance with the terms thereof, including antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date).

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(m)             “FILO B Obligations” has the meaning ascribed to such term in the ABL Credit Agreement as in effect on the Issuance Date.

(n)               “Fundamental Transaction” shall mean:

(i)                 a sale or other disposition of all or substantially all of the assets of Parent and its Subsidiaries or a sale of 100% of the Equity Interests of Intermediate Holdings or the Issuer;

(ii)              any merger, consolidation or similar transaction upon which the outstanding Equity Interests of Parent shall no longer be registered pursuant to the Exchange Act; or

(iii)            a Change in Control (or comparable event) as defined in the ABL Credit Agreement or the Term Loan Agreement.

(o)               “Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

(p)               “Interest Period” shall mean each period commencing on an Interest Date and ending on the date preceding the next Interest Date; provided that the first Interest Period shall begin on the Issuance Date.

(q)               “Interest Rate” shall mean the Note Interest Rate plus (if applicable) the Default Rate; provided that the Interest Rate for the initial Interest Period shall only apply until the first Interest Date occurring after the Closing Date.

(r)                “Material Adverse Effect” shall mean a material adverse change in, or material adverse effect on (a) the business, assets, financial condition or results of operations, in each case of Parent, the Issuer and the Subsidiaries, taken as a whole, (b) the validity or enforceability of the Note Documents, (c) the ability of the Note Parties, taken as a whole, to perform their obligations under the Note Documents, (d) the Collateral, or the Collateral Agent’s Liens (on behalf of itself and other Secured Parties) on the Collateral or the priority of such Liens, or (e) the rights and remedies (taken as a whole) of the Collateral Agent and the Holders under the Loan Documents.

(s)                “Material Indebtedness” shall mean (i) the ABL Loan Obligations, (ii) the Term Loan Obligations and (iii) any other Indebtedness, of any one or more of Parent and its Subsidiaries in an aggregate principal amount exceeding $5,000,000.

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(t)                 “Note Interest Rate” shall mean a rate equal to the sum of (x) SOFR and (y) 6.50% per annum.

(u)               “Note Purchase Agreement” shall mean that certain Note Purchase Agreement dated as of the Subscription Date, by and among the Issuer and the investors listed on the signature pages attached thereto pursuant to which the Issuer issued the Notes, as amended from time to time.

(v)               “Notes” shall mean, collectively, this FILO C Note and the Other Notes.

(w)             “Options” shall mean any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(x)               “Other Notes” shall mean, collectively, (i) the FILO C Notes other than this FILO C Note, (ii) the JSC Notes and (iii) the Management JSC Notes.

(y)               “Person” shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(z)               “Principal Market” shall mean The Nasdaq Capital Market.

(aa)            “Redemption Dates” shall mean, collectively, the Event of Default Redemption Dates and the Change in Control Redemption Dates, as applicable, each of the foregoing, individually, a Redemption Date.

(bb)           “Redemption Notices” shall mean, collectively, the Event of Default Redemption Notices and the Change in Control Redemption Notices, each of the foregoing, individually, a Redemption Notice.

(cc)            “Redemption Prices” shall mean, collectively, the Event of Default Redemption Prices and the Change in Control Redemption Prices, each of the foregoing, individually, a Redemption Price.

(dd)           “Securities Act” shall mean the Securities Act of 1933, as amended.

(ee)            ”Semi-Annual Period” shall mean each of: the period beginning on and including January 1 and ending on and including June 30 and the period beginning on and including July 1 and ending on and including December 31; provided that the Semi-Annual Period ending December 31, 2022 shall commence on the Issuance Date.

(ff)              “SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator for an interest period of six (6) months (which shall in no event be less than zero), in each case, as of the date that is two (2) Business Days before the first day of each Interest Period.

(gg)           “SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

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(hh)           “SOFR Successor Rate Conforming Changes” shall mean, with respect to any proposed SOFR Successor Rate, any conforming changes to this FILO C Note, including changes to the definitions of “Note Interest Rate” or “Interest Period”, timing and frequency of determining rates and payments of interest and other administrative matters as may be appropriate, in the Holders’ reasonable discretion, to reflect the adoption of such SOFR Successor Rate and to permit its administration in a manner substantially consistent with market practice (or, if the Holder reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such SOFR Successor Rate exists, in such other manner of administration as the Holders reasonably determines in consultation with the Issuer). Such changes shall provide that the SOFR Successor Rate cannot be less than zero for purposes of this FILO C Note.

(ii)              “Standard Settlement Period” shall mean the standard settlement period, expressed in a number of Trading Days, on the principal securities exchange or securities market on which the Common Stock is then traded as in effect on the date of delivery of the applicable Exchange Notice.

(jj)              “Subscription Date” shall mean September 9, 2022.

(kk)           “Subsidiary” shall mean any direct or indirect subsidiary of the Issuer or a Note Party, as applicable.

(ll)              “subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, by the parent and/or one or more subsidiaries of the parent.

(mm)      “Trading Day” shall mean any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock on such day, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(nn)           “United States” and “U.S.” shall mean the United States of America.

(oo)           “Weighted Average Price” shall mean, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” function, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or Pink Open Market (f/k/a OTC Pink) published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Issuer and the Holder. If the Issuer and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

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31.              Rule of Construction. Any definition or provision in this FILO C Note or any other Note Document that is incorporated by reference to another document or agreement (including, for the avoidance of doubt, the ABL Credit Agreement and the Term Loan Agreement) shall be incorporated as such definition or provision exists in such document or agreement on the Closing Date without giving effect to any further amendments and/or supplements thereto, unless otherwise consented to by the Required Holders.

32.              Intercreditor Agreements. This FILO C Note is subject to the terms and conditions set forth in each Intercreditor Agreement in all respects and, in the event of any conflict between the terms of any Intercreditor Agreement and this FILO C Note, the terms of the applicable Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent, the ABL Administrative Agent or the Term Loan Agent, as applicable, pursuant to any Note Document, ABL Loan Document or Term Loan Document, and the exercise of any right or remedy in respect of the Collateral by the Administrative Agent, the ABL Administrative Agent or the Term Loan Agent, as applicable under any Note Document, under any ABL Loan Document or under any Term Loan Document and any other agreement entered into in connection with any of the foregoing are subject to the provisions of each Intercreditor Agreement and in the event of any conflict between the terms of any Intercreditor Agreement, any other Note Document, any ABL Loan Document, any Term Loan Document and any other agreement entered into in connection with any of the foregoing, the terms of the applicable Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy or the Note Parties’ covenants and obligations. In addition, all payments required to be made by the Note Parties hereunder (whether in respect of principal, interest, fees or otherwise) are subject to the provisions of each Intercreditor Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Issuer has caused this FILO C Note to be duly executed as of the Issuance Date set out above.

Tuesday Morning, Inc.

By:
Name:
Title:

Signature Page to FILO C Note

Exhibit I

TUESDAY MORNING, INC.
EXCHANGE NOTICE

Reference is made to the FILO C Note (the “Note”) issued to the undersigned by Tuesday Morning, Inc., a Texas corporation (the “Issuer”). In accordance with and pursuant to the Note, the undersigned hereby elects to exchange the Exchange Amount (as defined in the Note) of the Note indicated below for shares of Common Stock par value $0.001 per share (the “Common Stock”) of Tuesday Morning Corporation, a Delaware corporation (“Parent”), as of the date specified below.

Date of Exchange:

Aggregate Exchange Amount to be exchanged or number of Exchange Shares to be issued upon exchange:

Please confirm the following information:

Exchange Price:

If Aggregate Exchange Amount is provided above, number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being exchanged to the Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

Address:

Facsimile Number and Electronic Mail:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Issuer and Parent hereby acknowledge this Exchange Notice and Parent hereby directs Computershare, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated September __, 2022 from Parent and acknowledged and agreed to by Computershare, Inc.

Tuesday Morning, Inc.

By:
Name:
Title:

Tuesday Morning Corporation

By:
Name:
Title:

Exhibit B

REGISTRATION RIGHTS AGREEMENT

by and among

TUESDAY MORNING CORPORATION

and

THE PURCHASERS PARTY HERETO

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September [●], 2022 by and among Tuesday Morning Corporation, a Delaware corporation (“TMC”), and the parties set forth on Schedule A hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, this Agreement is made in connection with the closing of the issuance and sale of the Purchased Securities pursuant to the Note Purchase Agreement, dated as of September 9, 2022, by and among TMC, Tuesday Morning, Inc., a Texas corporation and indirect wholly owned subsidiary of TMC, the Purchasers and the collateral agent thereto (the “Purchase Agreement”); and

WHEREAS, TMC has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1            Definitions. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.

“Common Stock” means the common stock, par value $0.01 per share, of TMC.

“Commission” means the United States Securities and Exchange Commission.

“Effective Date” means the initial date of effectiveness of the Shelf Registration Statement.

“Effectiveness Period” has the meaning specified therefor in Section 2.1(a) of this Agreement.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Initiating Selling Holder” has the meaning specified therefor in Section 2.3(a).

“Losses” has the meaning specified therefor in Section 2.8(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the left lead book running manager of such Underwritten Offering.

“Other Holder” has the meaning specified in Section 2.2(b).

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Opt-Out Notice” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Piggyback Registration” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.

“Purchased Securities” means, collectively, the FILO C Notes, the JSC Notes and the Management JSC Notes (in each case as defined in the Purchase Agreement) to be issued and sold to the Purchasers pursuant to the Purchase Agreement.

“Purchaser” or “Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.

“Registrable Securities” means, subject to Section 1.2 of this Agreement, (i) the shares of Common Stock issued or issuable upon exchange of the Purchased Securities in accordance with the terms of the Purchased Securities, (ii) any shares of Common Stock issued as (or issuable upon the conversion, redemption or exercise of) any warrant, option, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any such shares of Common Stock described in clause (i) or the Purchased Securities and (iii) any shares of Common Stock to be acquired by SPV after the date hereof. The number of Registrable Securities held by any Holder shall mean the number of Registrable Securities such Holder would hold after the full exchange, conversion, redemption or exercise of any security held by such Holder that is convertible into or exchangeable, redeemable or exercisable for Registrable Securities (including the Purchased Securities) and the value of such Registrable Securities for purposes of determining whether any threshold set forth in this Agreement shall be calculated by multiplying such fully diluted number of shares of Registrable Securities by the average of the closing price on each securities exchange or nationally recognized quotation system on which the Common Stock is then listed for the ten (10) trading days preceding the date on which such value is being determined.

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“Registration” means any registration pursuant to this Agreement, including pursuant to the Shelf Registration Statement or a Piggyback Registration.

“Registration Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.

“Resale Opt-Out Notice” has the meaning specified therefor in Section 2.1(b) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration.

“Selling Holder Election Notice” has the meaning specified therefor in Section 2.3(a) of this Agreement.

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act).

“TMC” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Transaction Documents” has the meaning specified in the Purchase Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Stock is sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“WKSI” means a well-known seasoned issuer (as defined in Rule 405 under the Securities Act).

Section 1.2            Registrable Securities. Any Registrable Security will cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security is held by TMC or one of its subsidiaries; (c) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities; and (d) the date on which such Registrable Security has been sold pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in force under the Securities Act, “Rule 144”) or any other exemption from the registration requirements of the Securities Act as a result of which the legend on any certificate or book-entry notation representing such Registrable Security restricting transfer of such Registrable Security has been removed.

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ARTICLE II
REGISTRATION RIGHTS

Section 2.1                Shelf Registration.

(a)              Shelf Registration. TMC shall use its commercially reasonable efforts to prepare and file an initial Shelf Registration Statement under the Securities Act registering the resale or disposition of the Registrable Securities within thirty (30) calendar days of the date hereof. TMC shall use its commercially reasonable efforts to cause such initial Shelf Registration Statement to become effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies TMC that it will “review” the Shelf Registration Statement) following the date hereof and (ii) the 10th business day after the date TMC is notified (orally or in writing, whichever is earlier) by the Commission that the Shelf Registration Statement will not be “reviewed” or will not be subject to further review. TMC will use its commercially reasonable efforts to cause such initial Shelf Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act until the earliest of (i) all Registrable Securities covered by the Shelf Registration Statement have been sold or disposed of in the manner set forth and as contemplated in such Shelf Registration Statement, and (ii) there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). Any Holder or Holders shall have the option and right from time to time, exercisable by delivering a written notice to TMC (a “Demand Notice”), to require registration of a minimum of $5 million of additional Registrable Securities not covered by a Shelf Registration Statement at the time of the Demand Notice. TMC shall use its commercially reasonable efforts to amend the initial Shelf Registration Statement or file a new Shelf Registration Statement, within ten (10) Business Days of the Demand Notice to include such additional Registrable Securities. TMC will use its commercially reasonable efforts to cause such amendment to the initial Shelf Registration Statement or subsequent Shelf Registration Statement, as applicable, to be continuously effective under the Securities Act during the Effectiveness Period. A Shelf Registration Statement filed pursuant to this Section 2.1(a) shall be on such appropriate registration form of the Commission as shall be selected by TMC. A Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Shelf Registration Statement becomes effective, but in any event within five (5) Business Days of such date, TMC shall provide the Holders with written notice of the effectiveness of a Shelf Registration Statement.

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(b)               Resale Registration Opt-Out. At least five (5) Business Days before the initial filing of the Shelf Registration Statement required by Section 2.1(a), TMC shall provide advance written notice to each Holder that it plans to file a Shelf Registration Statement. Any Holder may deliver advance written notice (a “Resale Opt-Out Notice”) to TMC requesting that such Holder not be included in a Shelf Registration Statement prior to its initial filing. Following receipt of a Resale Opt-Out Notice from a Holder, TMC shall not be required to include the Registrable Securities of such Holder in such Shelf Registration Statement.

(c)               Delay Rights. Notwithstanding anything to the contrary contained herein, TMC may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) TMC is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and TMC determines in good faith that TMC’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) TMC has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of TMC, would materially and adversely affect TMC; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Shelf Registration Statement for a period of sixty (60) consecutive days or an aggregate of ninety (90) days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, TMC shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.

(d)               Renewal. If, by the third anniversary (the “Renewal Deadline”) of the initial effective date of a Shelf Registration Statement filed pursuant to this Section 2.1, any of the Registrable Securities remain unsold by a Holder included on such Registration, TMC shall file, if it has not already done so and is eligible to do so, a new Shelf Registration Statement covering the Registrable Securities included on the prior Shelf Registration Statement and shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective within 60 days after the Renewal Deadline; and TMC shall take all other action necessary or appropriate to permit the public offering and sale of the Registrable Securities to continue as contemplated in the expired Shelf Registration Statement. References herein to Shelf Registration Statement shall include such new shelf registration statement.

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Section 2.2            Piggyback Registration.

(a)          Participation. If at any time TMC proposes to file (i) at a time when TMC is not a WKSI, a registration statement and such Holder has not previously included its Registrable Securities in a Shelf Registration Statement contemplated by Section 2.1(a) of this Agreement that is currently effective, or (ii) a prospectus supplement to an effective “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act), so long as TMC is a WKSI at such time or, whether or not TMC is a WKSI, so long as the Registrable Securities were previously included in the underlying Shelf Registration Statement or are included in an effective Shelf Registration Statement, or in any case in which Holders may participate in such offering without the filing of a post-effective amendment, in each case, for the sale of Common Stock in an Underwritten Offering for its own account and/or another Person, other than (a) a registration relating solely to employee benefit plans, (b) a registration relating solely to a Rule 145 transaction, or (c) a registration statement on any registration form which does not permit secondary sales, then TMC shall give not less than three (3) Business Days advance notice (including, but not limited to, notification by e-mail; such notice, a “Piggyback Notice”) of such proposed Underwritten Offering to each Holder and such notice shall offer such Holder the opportunity to participate in any Underwritten Offering and to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing (a “Piggyback Registration”); provided, however, that if TMC has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the offering price, timing or probability of success of the distribution of the Common Stock in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.2(b). If TMC is not required to offer the opportunity for a Piggyback Registration in respect of a proposed Underwritten Offering as a result of the circumstance described in the immediately preceding sentence, then TMC shall nevertheless be required to furnish to such Holders the Piggyback Notice in respect of such proposed Underwritten Offering, which notice shall describe TMC’s intention to conduct an Underwritten Offering and, if the determination described in the immediately preceding sentence has been made at the time that the Piggyback Notice is required to be given by TMC, shall include notification that the Holders do not have the opportunity to include Registrable Securities in such Underwritten Offering because TMC has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the offering price, timing or probability of success of the distribution of the Common Stock in the Underwritten Offering. If the circumstance described in the immediately preceding sentence is made after the Piggyback Notice has been given, then TMC shall notify the Holders who were provided such Piggyback Notice (or if the two Business Day period referred to in the next sentence has lapsed, the Holders who have timely elected to include Registrable Securities in such offering) in writing of such circumstance and the aggregate number of Registrable Securities, if any, that can be included in such offering. Each Piggyback Notice shall be provided to Holders on a Business Day pursuant to Section 3.1 hereof and confirmation of receipt of such notice shall be requested in the notice. The Holder will have two Business Days after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Registration. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, TMC shall determine for any reason not to undertake or to delay such Underwritten Offering, TMC may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to TMC of such withdrawal up to and including the time of pricing of such offering. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to TMC requesting that such Holder not receive notice from TMC of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), TMC shall not be required to deliver any notice to such Holder pursuant to this Section 2.2(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by TMC pursuant to this Section 2.2(a), unless such Piggyback Opt-Out Notice is revoked by such Holder.

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(b)               Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of shares of Common Stock included in a Piggyback Registration advises TMC that the total shares of Common Stock which the Selling Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the offering price, timing or probability of success of the distribution of the Common Stock offered or the market for the Common Stock, then the Piggyback Notice provided by TMC pursuant to Section 2.2(a) shall include notification of such determination or, if such determination is made after the Piggyback Notice has been given, then TMC shall furnish notice in writing (including by e-mail) to the Holders (or to those who have timely elected to participate in such Underwritten Offering), and the Common Stock to be included in such Underwritten Offering shall include the number of shares of Common Stock that such Managing Underwriter or Underwriters advises TMC can be sold without having such adverse effect, with such number to be allocated (i) if such Piggyback Registration was initiated by TMC, (A) first, to TMC, (B) second, pro rata among the Selling Holders and any other Persons who have been or after the date hereof are granted registration rights on parity with the registration rights granted under this Agreement (the “Other Holders”) who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (1) the number of shares of Common Stock proposed to be sold by such Selling Holder or such Other Holder in such offering; by (2) the aggregate number of shares of Common Stock proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration), and (C) third, to any other holder of shares of Common Stock with registration rights that are subordinate to the rights of the Holders hereunder and (ii) if such Piggyback Registration was not initiated by TMC, (A) first, to the Persons initiating such Registration, (B) second, pro rata among the Selling Holders and any Other Holders who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (1) the number of shares of Common Stock proposed to be sold by such Selling Holder or such Other Holder in such offering; by (2) the aggregate number of shares of Common Stock proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration other than the Persons initiating such Registration), and (C) third, to any other holder of shares of Common Stock with registration rights that are subordinate to the rights of the Holders hereunder.

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Section 2.3                Secondary Underwritten Offering.

(a)               Notice to TMC. In the event that a Selling Holder (together with any Affiliates that are Holders) elects to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering for its own account of at least $10.0 million, such Selling Holder shall give notice (the “Initiating Selling Holder”) of such election in writing (including, but not limited to, notification by e-mail; such notice, the “Selling Holder Election Notice”) to TMC not less than fourteen (14) Business Days before the date such Selling Holder intends for such Underwritten Offering to commence marketing (whether on a confidential basis or on a public basis); provided that TMC shall not be required to conduct more than two Underwritten Offerings pursuant to this Section 2.3 in any 365-day period pursuant to Selling Holder Election Notices. The Selling Holder Election Notice shall specify the number of Registrable Securities that the Initiating Selling Holder intends to offer in such Underwritten Offering and the expected commencement date thereof. TMC shall, at the request of such Initiating Selling Holder, enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.8, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the disposition of the Registrable Securities.

(b)               Notice to Holders. Not later than two (2) Business Days after receipt by TMC of the Selling Holder Election Notice, unless TMC determines in accordance with Section 2.1(c) to delay such Underwritten Offering (in which event TMC shall promptly notify the Initiating Selling Holder in writing of such determination), then TMC shall provide written notice (including, but not limited to, notification by e-mail) to the other Holders of Registrable Securities of the Initiating Selling Holder’s intention to conduct an Underwritten Offering and such notice shall offer such other Holders the opportunity to participate in such Underwritten Offering and to include in such Underwritten Offering such number of Registrable Securities as each such Holder may request in writing. Each such other Holder will have two (2) Business Days after notice has been delivered to request in writing submitted to TMC the inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received by TMC within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Initiating Selling Holder shall determine for any reason not to undertake or to delay such Underwritten Offering, such Initiating Selling Holder may, at its election, give written notice of such determination to TMC and TMC shall notify the other Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to include Registrable Securities of any other Holder, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Registrable Securities of any other Holder for the same period as the delay in the Underwritten Offering. Any other Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in such Underwritten Offering by giving written notice to TMC of such withdrawal up to and including the time of pricing of such offering. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Registrable Securities under a Shelf Registration Statement advises the Initiating Selling Holder that the total amount of Registrable Securities which the Initiating Selling Holder and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the offering price, timing or probability of success of the distribution of the Registrable Securities offered or the market for the Registrable Securities, then the Registrable Securities to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises TMC and the Initiating Selling Holder can be sold without having such adverse effect, with such number to be allocated (i) first, to the Initiating Selling Holder, (ii) second, pro rata among the other Holders who have requested participation in the Underwritten Offering (based, for each such other Holder, on the percentage derived by dividing (A) the number of Registrable Securities proposed to be sold by such other Holder in such offering; by (B) the aggregate number of Registrable Securities proposed to be sold by all other Holders in such Underwritten Offering), (iii) third, to TMC and (iv) fourth, to any other holder of shares of Common Stock with registration rights.

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Section 2.4             Sale Procedures.

(a)           General Procedures. In connection with any Underwritten Offering (i) under Section 2.2 of this Agreement, TMC shall be entitled to select the Managing Underwriter or Underwriters, and (ii) under Section 2.3 of this Agreement, the Initiating Selling Holder shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and TMC shall be obligated to enter into an underwriting agreement with the Managing Underwriter or Underwriters which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, TMC to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with TMC or the underwriters other than representations, warranties or agreements regarding such Selling Holder’s ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to TMC and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective. No such withdrawal or abandonment shall affect TMC’s obligation to pay Registration Expenses. Upon the reasonable request of any Holder participating in any Underwritten Offering contemplated by this Agreement, TMC’s management shall be required to participate in a roadshow or similar marketing effort in connection with any Underwritten Offering.

(b)            In connection with its obligations under this Article II, TMC will, as expeditiously as possible:

(i)           prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep a Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by a Shelf Registration Statement;

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(ii)             if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a Shelf Registration Statement and the Managing Underwriter at any time shall notify TMC in writing that, in the sole judgment of such Managing Underwriter, the inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, TMC shall use its commercially reasonable efforts to include such information in the prospectus supplement;

(iii)          furnish to each Holder (A) as far in advance as reasonably practicable before filing a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission unless otherwise available via the Commission’s EDGAR filing system (or any successor system)), and provide each such Holder the opportunity to object to any information pertaining to such Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Holder with respect to such information prior to filing such Shelf Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (B) such number of copies of such Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;

(iv)          if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that TMC will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(v)           promptly notify each Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (A) the filing of a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus included therein or any amendment or supplement thereto (other than any amendment or supplement resulting from the filing of a document incorporated by reference therein), and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (B) the receipt of any written comments from the Commission with respect to any filing referred to in clause (A) and any written request by the Commission for amendments or supplements to such Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

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(vi)        immediately notify each Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (A) the happening of any event as a result of which the prospectus contained in a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplemental amendment thereto, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (B) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (C) the receipt by TMC of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, TMC agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(vii)        upon request and subject to appropriate confidentiality obligations, furnish to each Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(viii)      in the case of an Underwritten Offering, furnish upon request, (A) an opinion of counsel for TMC, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto (other than any amendment or supplement resulting from the filing of a document incorporated by reference therein), preliminary or prospectus supplement, and a letter of like kind dated the date of the closing under the underwriting agreement, (B) a “comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified TMC’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus included therein and any supplement thereto) and as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten offerings of securities, such other matters as such underwriters may reasonably request and (C) upon the reasonable request of the Managing Underwriters, TMC shall (i) agree to a customary lock-up provision applicable to TMC in an underwriting agreement as reasonably requested by the Managing Underwriters and (ii) use reasonable best efforts to cause each of its executive officers and directors to enter into lock-up agreements, in each case, in customary form and substance, and with exceptions that are customary, for an Underwritten Offering;

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(ix)              otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(x)              make available to the appropriate representatives of the underwriters access to such information and TMC personnel as is reasonable and customary to enable such parties and their representatives to establish a due diligence defense under the Securities Act; provided that TMC need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with TMC;

(xi)              cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by TMC are then listed;

(xii)             use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of TMC to enable the Holders to consummate the disposition of such Registrable Securities;

(xiii)           provide a transfer agent and registrar for all Registrable Securities covered by such registration statement; and

(xiv)           enter into customary agreements and take such other actions as are reasonably requested by the Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

(c)              Each Holder, upon receipt of notice from TMC of the happening of any event of the kind described in Section 2.4(b)(vi), shall forthwith discontinue disposition of the Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(b)(vi) or until it is advised in writing by TMC that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by TMC, such Holder will, or will request the Managing Underwriter or underwriters, if any, to deliver to TMC (at TMC’s expense) all copies in their possession or control, other than permanent file copies then in such Holder’s possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

Section 2.5              Cooperation by Holders. TMC shall have no obligation to include Registrable Securities of a Holder in the Shelf Registration Statement or in an Underwritten Offering under Article II of this Agreement if such Holder has failed to timely furnish such information which, in the opinion of counsel to TMC, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

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Section 2.6              Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is participating in an Underwritten Offering pursuant to this Agreement agrees, if reasonably requested by the Managing Underwriter, to enter into a lock-up agreement in customary form and substance with customary exceptions for such Underwritten Offering; provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the executive officers or directors or any other stockholder of TMC on whom a restriction is imposed and if any such Persons are released, then all Holders shall also be released to the same extent on a pro rata basis; and provided further that this Section 2.6 shall only be applicable to Holders of Registrable Securities who have not delivered (or delivered and subsequently revoked) a Piggyback Opt-Out Notice.

Section 2.7                Expenses.

(a)             Certain Definitions. “Registration Expenses” means all expenses incident to TMC’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration Statement pursuant to Section 2.1, a Piggyback Registration pursuant to Section 2.2 or an Underwritten Offering pursuant to Section 2.3 and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, all roadshow expenses borne by it and the fees and disbursements of counsel and independent public accountants for TMC, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance. Except as otherwise provided in Section 2.8 hereof, TMC shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. In addition, TMC shall not be responsible for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions, transfer taxes and fees of counsel allocable to the sale of the Registrable Securities.

(b)              Expenses. TMC will pay all Registration Expenses in connection with a Shelf Registration Statement, a Piggyback Registration or Underwritten Offering, whether or not any sale is made pursuant to such Shelf Registration Statement, Piggyback Registration or Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

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Section 2.8                Indemnification.

(a)               By TMC. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, TMC will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees, agents and managers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees, agents and managers, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person or directors, officers, employees, agents or managers may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person and each such director, officer, employee, agent or manager for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that TMC will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer, employee, agent, manager or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b)              By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless TMC, its directors, officers, employees and agents and each Person, if any, who controls TMC within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from TMC to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement, any other registration statement contemplated by this Agreement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification less the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

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(c)               Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.8(c) except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party or representation by both parties by the same counsel is otherwise inappropriate under the applicable standards of professional conduct, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not contain any admission of wrong doing by, the indemnified party.

(d)             Contribution. If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to TMC or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of TMC on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification less the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The relative fault of TMC on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

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(e)              Other Indemnification. The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.9                Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale, transfer or other disposition of the Registrable Securities to the public without registration, TMC agrees to use its commercially reasonable efforts to:

(a)              Make and keep public information regarding TMC available, as those terms are understood and defined in Rule 144, at all times from and after the date hereof;

(b)              File with the Commission in a timely manner all reports and other documents required of TMC under the Securities Act and the Exchange Act at all times from and after the date hereof;

(c)             So long as a Holder, together with its Affiliates, owns any Registrable Securities, (i) unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system (or any successor system), furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of TMC, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration and (ii) to the extent accurate, furnish to such Holder upon reasonable request a written statement of TMC that it has complied with the reporting requirements of Rule 144; and

(d)              Provide opinion(s) of counsel as may be reasonably necessary in order for a Holder to avail itself of Rule 144 to allow such Holder to sell, transfers or otherwise dispose of any Registrable Securities without registration, and remove, or cause to be removed, the notation of any restrictive legend on such Holder’s book-entry account maintained by TMC’s transfer agent, and bear all costs associated with the removal of such legend in TMC’s books.

Section 2.10        Transfer or Assignment of Registration Rights. The rights to cause TMC to register Registrable Securities granted to the Purchasers by TMC under this Article II may be transferred or assigned by each Purchaser and its permitted transferees or assignees to one or more transferee(s) or assignee(s) of such Registrable Securities or securities convertible, redeemable or exchangeable for Registrable Securities (including the Purchased Securities), in each case, who assume in writing responsibility for the obligations of such Purchaser or its permitted transferees or assignees under this Agreement with respect to the securities so transferred. TMC shall be given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned.

Section 2.11        Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. In addition, all other shares of Common Stock held by a Person and for which such Person has similar registration rights pursuant to an agreement between such Person and TMC shall be aggregated together for the purpose of determining such Person’s rights under this Agreement solely as such shares relate to minimum quantity requirements contemplated herein; provided that, for the avoidance of doubt, such Common Stock shall not otherwise be deemed Registrable Securities for any other purpose under this Agreement.

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ARTICLE III
MISCELLANEOUS

Section 3.1            Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, e-mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)           If to a Purchaser, to such addresses indicated on Schedule A attached hereto.

(b)          If to TMC:

Tuesday Morning Corporation
6250 LBJ Freeway
Dallas, Texas 75240
Attention: [●]
E-mail: [●]

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1114 Avenue of the Americas, 32nd Floor

New York, New York 10036

Attention: Patrick Gadson

Email: pgadson@velaw.com

or, if to a transferee of a Purchaser or its permitted transferee or assignee, to the transferee at the address provided pursuant to Section 2.10 above. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the e-mail, if sent via e-mail; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.2            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.3            Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser and its permitted transferees and assignees in accordance with Section 2.10 hereof.

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Section 3.4            Recapitalization (Exchanges, etc. Affecting the Registrable Securities). The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of TMC or any successor or assign of TMC (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.5            Specific Performance. Damages in the event of breach of this Agreement by a party hereto would be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives (a) any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief or that a remedy at law would be adequate and (b) any requirement under any law to post securities as a prerequisite to obtaining equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.6            Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.7            Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.8            Governing Law, Submission to Jurisdiction. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or the Transactions shall be brought and determined by courts of the State of New York located in the Borough of Manhattan, City of New York and the federal courts of the United States of America located in the State of New York, Southern District, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of such courts solely in respect of any legal proceeding arising out of or related to this Agreement.

Section 3.9          Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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Section 3.10        Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11        Entire Agreement. This Agreement, the Purchase Agreement and the Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by TMC set forth herein or therein. This Agreement, the Purchase Agreement and the Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12        Term; Amendment. This Agreement shall automatically terminate and be of no further force and effect on the date on which there are no Registrable Securities. This Agreement may be amended only by means of a written amendment signed by TMC and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.13        No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14       Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers, Selling Holders, their respective permitted assignees and TMC shall have any obligation hereunder and that, notwithstanding that one or more of TMC and the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of TMC, the Purchasers, Selling Holders or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of TMC, the Purchasers, Selling Holders or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of TMC, the Purchasers, Selling Holders or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of the Purchasers or a Selling Holder hereunder.

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Section 3.15        Interpretation. Article and Section references in this Agreement are references to the corresponding Article and Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified.

Section 3.16        No Inconsistent Agreements; Additional Rights. If TMC hereafter enters into a registration rights agreement with a third party with terms more favorable than those set forth herein with respect to Holders of shares of Common Stock, this Agreement shall, to the extent so requested by any such Holders, be amended so as to provide such Holders with substantially the same material terms as provided to such other third party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TMC:

TUESDAY MORNING CORPORATION

By:
Name:
Title:

[Signatures continue on following page.]

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PURCHASERS:

[SPV]

By:
Name:
Title:

Address:

with a copy (which shall not constitute notice) to:
Vinson & Elkins L.L.P.
1114 Avenue of the Americas, 32nd Floor
New York, New York 10036
Attention: Patrick Gadson
Email: pgadson@velaw.com

[Signatures continue on following page.]

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[MANAGEMENT]

By:
Name:
Title:

Address:

[Signatures continue on following page.]

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[MANAGEMENT]

By:
Name:
Title:

Address:

[Signatures continue on following page.]

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Schedule A

Purchasers

[SPV]

[Management Parties]

Schedule A